PURCHASE AGREEMENT

dated as of

June 9, 2015

by and between

Pernix Guam, LLC,

Pernix Group, Inc.

dck Pacific Guam, LLC,

dck worldwide, LLC

dck worldwide Holdings, Inc.

and

dck pacific region, LLC

TABLE OF CONTENTS

Page

ARTICLE I. CERTAIN DEFINITIONS

1

Section 1.1

Definitions

1

Section 1.2

Construction

10

Section 1.3

Knowledge

10

ARTICLE II. PURCHASE AND SALE OF ACQUIRED EQUITY INTERESTS
AND ACQUIRED ASSETS                                                                                   10

Section 2.1

Purchase and Sale of Acquired Equity Interests

10

Section 2.2

Purchase and Sale of Acquired Assets

11

Section 2.3

Excluded Assets

12

Section 2.4

Assumed Liabilities

13

Section 2.5

Excluded Liabilities

13

ARTICLE III. PURCHASE PRICE; CLOSING; POST-CLOSING ADJUSTMENTS

14

Section 3.1

Purchase Price.

14

Section 3.2

Closing.

15

Section 3.3

Allocation of Purchase Price.

18

Section 3.4

Delayed Payments

18

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLERS

18

Section 4.1

Organization of Sellers and the Acquired Entity

18

Section 4.2

Due Authorization

19

Section 4.3

No Conflict

19

Section 4.4

Governmental Authorities; Consents

19

Section 4.5

Capitalization of Acquired Entity; Title to Acquired Equity Interests   20

Section 4.6

Financial Statements; Proceeds from P109 Project

20

Section 4.7

Absence of Changes

20

Section 4.8

Undisclosed Liabilities

21

Section 4.9

Litigation and Proceedings

21

Section 4.10

Legal Compliance

21

Section 4.11

Contracts; No Defaults

22

Section 4.12

Employee Benefit Plans

23

Section 4.13

Employment Matters

24

Section 4.14

Taxes

25

Section 4.15

Brokers’ Fees

27

Section 4.16

Insurance

27

Section 4.17

Licenses, Permits and Authorizations

27

Section 4.18

Real Property

27

Section 4.19

Intellectual Property

28

i

Section 4.20

Environmental Matters

29

Section 4.21

Bank Accounts

30

Section 4.22

Anti-Corruption Laws; Certain Payments

30

Section 4.23

Transactions with Related Parties

31

Section 4.24

Warranties

31

Section 4.25

Fair Value for Acquired Assets

31

Section 4.26

No Intent to Defraud Creditors

31

Section 4.27

Full Disclosure

31

Section 4.28

No Other Representations and Warranties

32

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

32

Section 5.1

Organization of Purchaser Parties

32

Section 5.2

Due Authorization

32

Section 5.3

No Conflict

33

Section 5.4

Litigation and Proceedings

33

Section 5.5

Governmental Authorities; Consents

33

Section 5.6

Brokers’ Fees

33

Section 5.7

Independent Investigation

33

ARTICLE VI. COVENANTS OF SELLERS

34

Section 6.1

Conduct of Business

34

Section 6.2

Inspection

36

Section 6.3

No Solicitations

36

Section 6.4

Termination of Intercompany Obligations and Agreements

37

Section 6.5

Interim Financial Statements

37

Section 6.6

Confidentiality

37

Section 6.7

Bank Accounts

37

Section 6.8

Non-Competition, Non-Solicitation and Non-Disparagement

37

Section 6.9

Use of Track Record

39

Section 6.10

Use of Bishman Name

40

Section 6.11

Acquired Contracts

40

Section 6.12

Cooperation on SEC Matters

40

ARTICLE VII. COVENANTS OF PURCHASER

40

Section 7.1

Non-Solicitation and Non-Disparagement

40

Section 7.2

Books and Records

42

Section 7.3

Designation and Appointment of Management Board

42

ARTICLE VIII. JOINT COVENANTS

42

Section 8.1

Support of Transaction

42

Section 8.2

Employment Matters

42

Section 8.3

Tax Matters

44

ARTICLE IX. EQUITY INTEREST PURCHASE OPTION

46

Section 9.1

Purchase Option

46

Section 9.2

Information Rights

47

Section 9.3

Inspection

47

Section 9.4

Substitution of Bonds

48

Section 9.5

Termination of Indemnification Obligations

48

ARTICLE X. CONDITIONS TO OBLIGATIONS

48

Section 10.1

Conditions to Obligations of Purchaser and Sellers

48

Section 10.2

Conditions to Obligations of Purchaser

48

Section 10.3

Conditions to the Obligations of Sellers

50

ARTICLE XI. INDEMNIFICATION

50

Section 11.1

Survival of Representations, Warranties and Covenants

50

Section 11.2

Indemnification by Sellers

51

Section 11.3

Indemnification by Purchaser

51

Section 11.4

Certain Limitations

52

Section 11.5

Special Indemnitees

53

Section 11.6

Indemnification Claim Procedures

53

Section 11.7

Special Indemnification Procedure

55

Section 11.8

Exclusive Remedy

56

ARTICLE XII. TERMINATION/EFFECTIVENESS

56

Section 12.1

Termination

56

Section 12.2

Effect of Termination

57

ARTICLE XIII. MISCELLANEOUS

57

Section 13.1

Amendments and Waivers

57

Section 13.2

Notices

58

Section 13.3

Assignment

59

Section 13.4

Rights of Third Parties

59

Section 13.5

Expenses

59

Section 13.6

Governing Law

59

Section 13.7

Jurisdiction; Waiver of Jury Trial

59

Section 13.8

Captions; Counterparts

60

Section 13.9

Schedules and Exhibits

60

Section 13.10

Entire Agreement

60

Section 13.11

Publicity

61

Section 13.12

Specific Performance

61

Section 13.13

Severability

61

Exhibits

Exhibit A

Form of Transition Services Agreement

Exhibit B

Form of Leasing Agreement

Exhibit C

Form of Amendment to the JV Agreement

Exhibit D

Form of Subcontract Agreement

Exhibit E

Form of Bill of Sale

Exhibit F

Form of Assumption Agreement

Exhibit G

Purchase Price Allocations

Exhibit H

Form of Liberty Agreement

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of June 9, 2015 (the “Effective Date”), is entered into by and among Pernix Guam, LLC, a Guam limited liability company (“Purchaser”), Pernix Group, Inc., a Delaware corporation (“Pernix”, and together with Purchaser, the “Purchaser Parties”), dck worldwide, LLC, a Delaware limited liability company (“Equity Seller”), dck Pacific Guam, LLC, a Delaware limited liability company (“Asset Seller”), dck worldwide Holdings, Inc., a Delaware corporation (“Seller Parent” and together with Equity Seller and Asset Seller, “Sellers”), and, joining as a party solely with respect to Section 9.1, dck pacific region, LLC, a Delaware limited liability company (“dck pacific region”).

RECITALS

WHEREAS, Asset Seller and dck-ecc Pacific Guam, LLC, a Delaware limited liability company (the “Acquired Entity”) are, among other things, engaged in the business of providing general contracting, subcontracting and other construction services in Guam and in certain other Pacific islands (the “Business”);

WHEREAS, Equity Seller owns a 55% membership interest in dck-ecc Pacific Guam (the “Acquired Equity Interests”);

WHEREAS, Equity Seller also indirectly owns one hundred percent (100%) of the outstanding membership interest of Asset Seller, through its wholly owned subsidiary, dck pacific region;

WHEREAS, upon the terms and subject to the conditions set forth herein, (i) Equity Seller desires to sell to Purchaser, and Purchaser desires to purchase from Equity Seller, the Acquired Equity Interests, and (ii) Asset Seller desires to sell to Purchaser, and Purchaser desires to purchase from Asset Seller, certain of its assets, properties and business; and

WHEREAS, (i) to induce the Purchaser Parties to enter into this Agreement, Seller Parent has agreed to enter into this Agreement as a Seller, and (ii) to induce Sellers to enter into this Agreement, Pernix has entered into this Agreement as a Purchaser Party.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
CERTAIN DEFINITIONS

Section 1.1

Definitions

   As used herein, the following terms shall have the following meanings:

“Accrued Vacation Amount” means the amount of accrued but unused vacation for each of the employees set forth on Schedule 8.2(a) but only to the extent of the dollar amounts set forth on such schedule.

“Acquired Assets” has the meaning specified in Section 2.1.

“Acquired Business” means, collectively, the Acquired Assets and the Acquired Entity.

“Acquired Contracts” has the meaning specified in Section 3.1(b).

“Acquired Entity” has the meaning specified in the Recitals hereto.

“Acquired Equity Interests” has the meaning specified in the Recitals hereto.

“Acquisition Proposal” has the meaning specified in Section 6.3(a).

“Action” means any claim, action, suit, audit, assessment, arbitration, investigation or proceeding by or before any Governmental Authority.

“Additional Projects” has the meaning specified in Section 3.1(b).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise; provided that such Person shall be deemed an Affiliate for only so long as such control exists.  For purposes of this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the Preamble hereto.

“Amendment to the JV Agreement” means the Amended and Restated Operating Agreement of the Acquired Entity substantially in the form attached hereto as Exhibit C.

“Asset Seller” has the meaning specified in the Preamble hereto.

“Assumed Benefit Plan” has the meaning specified in Section 2.3(g).

“Assumption Agreement” means the Assumption Agreement in the form of Exhibit F.

“Basket Amount” has the meaning specified in Section 11.4(a).

“Bill of Sale” means the Bill of Sale in the form of Exhibit E.

“Business” has the meaning specified in the Recitals hereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by Law to close.

“Cap” has the meaning specified in Section 11.4(a).

“Cash and Cash Equivalents” as of any date means the cash and cash equivalents other than deposits and similar restricted cash either held by (x) Asset Seller with respect to any Acquired Asset or (y) by any third party in connection with any Acquired Asset.

“Closing” has the meaning specified in Section 3.2.

“Closing Date” has the meaning specified in Section 3.2.

“Code” means the Internal Revenue Code of 1986, as amended, and the Guam Territorial Income Tax.

“Company Service” means any matters related to or arising out of outstanding contractual warranties and guarantees on any of the construction projects or jobs completed by or service provided by the Acquired Entity for itself, a customer or a third party.

“Confidentiality Agreement” has the meaning specified in Section 13.10.

“Contract” means any legally-binding contract, agreement, subcontract, lease or purchase order.

“Damages” means all losses, liabilities, judgments, awards, penalties, fines, amounts paid in settlement, damages and other costs and expenses, including reasonable attorneys’ fees, costs and expenses incurred in connection with any Action or in enforcing the rights of indemnification hereunder and the costs of pursuing any insurance provider.

“dck pacific region” has the meaning specified in the Preamble hereto.

“Defense Costs” has the meaning specified in Section 11.7.

“Delayed Payment” has the meaning specified in Section 3.1(a).

“Direct Claim” has the meaning specified in Section 11.6(c).

“ECC” has the meaning specified in Section 10.2(j).

“ECC Release and Waiver” has the meaning specified in Section 10.2(j).

“E.O. 11246” has the meaning specified in Section 4.13(e).

“Employee Liabilities” shall mean all wages, salaries, bonuses, commissions, earned or accrued vacation, holiday or sick pay, severance pay (if any), any contributions required or costs associated with any employee welfare benefit plan as defined by Section 3(1) of ERISA, any contributions required or costs associated with any employee pension benefit plan as defined by Section 3(2) of ERISA, any contributions required or costs associated with any non-

qualified employee benefit plan or any other Employee Plans (whether covered under ERISA or not), federal, state and/or local payroll taxes, unemployment insurance costs, any contributions required or costs associated with workers’ compensation liabilities, and any claims made by any employee arising out of or connected with his or her employment or the termination thereof, and any claims for medical, dental, life insurance, health accident, disability benefits or worker’s compensation brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents or beneficiaries thereof.

“Employee Plans” shall mean any plan, arrangement, program, agreement or commitment providing for employee benefit insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including any “voluntary employees’ beneficiary association” as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

“Environmental Claim” means any Action, Governmental Order, Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Laws” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Material.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equity Seller” has the meaning specified in the Preamble hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning specified in Section 4.12(b).

“Financial Statements” has the meaning specified in Section 4.6.

“GAAP” means United States generally accepted accounting principles.

“Good Faith Deposit” has the meaning specified in Section 3.1(a).

“Government Contract” has the meaning specified in Section 4.11(c).

“Government Official” means any employee or officer of a government of a country, territory, state or region, including any federal, territorial, regional or local government or department, agency, enterprise owned or controlled by such government, any official of a political party, any official or employee of a public international organization, any Person acting in an official capacity for, or on behalf of, such entities, an any candidate for political office.

“Governmental Authority” means any federal, territorial, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, instrumentality, court, tribunal, arbitrator or arbitral body.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any (i) pollutant, contaminant or chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, or (vi) other substance, material or waste, in each case, that is regulated under any Environmental Law.

“Indebtedness” means (i) any obligation for borrowed money, including, without limitation, any obligation for accrued and unpaid interest thereon and any prepayment or other penalties or premiums; (ii) any capitalized lease obligations (as determined in accordance with GAAP); (iii) any reimbursement obligations in respect of letters of credit; and (iv) all guarantees issued in respect of obligations of any other Person of the type described in clauses (i) through (iii).

“Indemnified Party” has the meaning specified in Section 11.5.

“Indemnified Party’s Share” has the meaning specified in Section 11.7.

“Indemnified Party Claim Defense Cap” has the meaning specified in Section 11.7.

“Indemnifying Party” has the meaning specified in Section 11.5.

“Intellectual Property” means any of the following: (i) patents and patent applications; (ii) registered and unregistered trademarks, service marks and trade names, pending trademark and service mark registration applications and intent-to-use registrations or similar reservations of marks; (iii) registered and unregistered copyrights and applications for registration of copyrights; (iv) internet domain names; (v) trade secrets, Know-How and other similar proprietary rights; and (vi) rights in computer software (excluding unmodified, commercially-available software).

“Interim Financial Statements” has the meaning specified in Section 4.6.

“Know-How” means specialized knowledge (including product knowledge and use and application knowledge), formulae, product formulations, processes, designs, specifications, quality control, procedures, manufacturing, engineering and other drawings, computer databases (including, but not limited to, estimates databases, supplier databases and subcontractor databases) and software, technology, other intangibles, technical information, safety information, engineering data and design and engineering specifications, research records, technical expertise, research data, trade secrets, patterns, market surveys and all promotional literature, customer and supplier lists and similar data.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased by the Acquired Entity or Asset Seller.

“Leasing Agreement” has the meaning specified in Section 3.2(b)(v).

“Liberty” means Liberty Mutual Insurance Company.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest or other lien of any kind.

“Management Board” has the meaning specified in Section 7.3.

“Management Board Designees” has the meaning specified in Section 7.3.

“Material Adverse Effect” means a material adverse effect on (a) the Acquired Assets, (b) the business, results of operations or financial condition of the Acquired Entity, or (c) the ability of any Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; and (ii) any changes in financial or securities markets in general.

“Material Contracts” has the meaning specified in Section 4.11.

“Non-P109 Projects” means the Acquired Entity’s projects existing on or prior to the Closing Date, other than the P109 Project.

“Organizational Documents” means, with respect to any particular entity, (i) if a corporation, the articles or certificate of incorporation and the bylaws; (ii) if a general partnership, the partnership agreement and any statement of partnership; (iii) if a limited partnership, the limited partnership agreement and the articles or certificate of limited partnership; (iv) if a limited liability company, the articles of organization or certificate of formation and operating agreement, limited liability company agreement, or company agreement; (v) if another type of entity, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the entity; and (vi) any amendment or supplement to any of the foregoing.

“P109 Project” means the Acquired Entity’s project involving the construction of a P109 Aircraft Maintenance Hangar at Andersen Air Force Base in Guam.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Intercompany Debt” means all Indebtedness owed for the Non P-109 Projects to the Acquired Entity by Sellers or any of their respective Affiliates.

“Permitted Liens” means (i) mechanics, materialmen’s and similar Liens with respect to any amounts not yet due and payable, (ii) Liens for Taxes not yet due and payable, and (iii) other Liens arising in the ordinary course of business that are not incurred in connection with the borrowing of money, in each case as set forth on Schedule 1.1(b).

“Pernix” has the meaning specified in the Preamble hereto.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, trust, Governmental Authority or other entity of any kind.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Purchase Price” means One Million Eight Hundred and Twenty Five Thousand U.S. Dollars ($1,825,000) in cash with the specific understanding that the Equity Seller’s portion of the bond premium refund from Liberty on the P-109 Bonds shall be refunded directly to and maintained by Equity Seller.

“Purchaser” has the meaning specified in the Preamble hereto.

“Purchaser Cure Period” has the meaning specified in Section 12.1(d).

“Purchaser Indemnitees” has the meaning specified in Section 11.2.

“Purchaser Parties” has the meaning specified in the Preamble hereto.

“REA” has the meaning specified in Section 3.4.

“Related Party” means (i) any Affiliate of a Person, (ii) any past or present member, manager, director, officer, executive or management-level employee of a Person, any shareholder, partner or member of any Affiliate of a Person, or (iii) any Affiliate, spouse or child of any Person listed in (i) or (ii).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restricted Business” means any general contracting, subcontracting or other construction services pursuant to a Government Contract or for or on benefit of any Governmental Authority, including but not limited to design-build, program management, construction management-at-risk and general construction services, or construction consulting services.

“Restricted Period” has the meaning set forth in Section 6.8(a).

“Restricted Territory” means Guam, Saipan, and Tinian.

“Retained P109 Cash” has the meaning specified in Section 4.6.

“Section 503” has the meaning specified in Section 4.13(e).

“Section 754 Election” has the meaning specified in Section 4.14(j).

“Seller Cure Period” has the meaning specified in Section 12.1(c).

“Seller Indemnitees” has the meaning specified in Section 11.3.

“Seller Parent” has the meaning specified in the Preamble hereto.

“Sellers” has the meaning specified in the Preamble hereto.

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subcontract” means the Subcontract Agreement by and between Equity Seller and the Acquired Entity in the form of Exhibit D.

“Subsidiary” means, with respect to a Person, a corporation, limited liability company or other entity of which 50% or more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Surety Bonds” has the meaning specified in Section 4.11(f).

“Taxes” means all federal, state, local, foreign and other taxes (including withholding taxes), customs, duties, imposts and other similar governmental charges of any kind or nature whatsoever, together with any interest and any penalties, additions or additional amounts with respect thereto.

“Tax Returns” means any return, declaration, report, statement, information statement or other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

“Terminating Purchaser Breach” has the meaning specified in Section 12.1(d).

“Terminating Seller Breach” has the meaning specified in Section 12.1(c).

“Termination Date” has the meaning specified in Section 12.1(c).

“Third Party Claim” has the meaning specified in Section 11.6(a).

“Transfer Taxes” has the meaning specified in Section 8.3(a).

“Transferred Employee” has the meaning specified in Section 8.2(a).

“Transition Services Agreement” means the Transition Services Agreement in the form of Exhibit A.

“Union” has the meaning specified in Section 4.13(b).

“Vehicles” has the meaning specified in Section 2.2(a).

“VEVRAA” has the meaning specified in Section 4.13(e).

“WARN” means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101 – 2109, and the regulations thereunder.

“WARN Liability” means any liability under the WARN Act or any similar applicable Law that may result from an “Employment Loss,” as defined by 29 U.S.C. sect. 2101(a)(6).

“Year-End Financial Statements” has the meaning specified in Section 4.6.

“Zurich” means Zurich American Insurance Company.

Section 1.2

Construction.

(a)

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the terms “Exhibit” or “Schedule” refer to the specified Exhibit or Schedule to this Agreement; (vi) the word “including” shall mean “including, without limitation,”; (vii) the word “or” shall be disjunctive but not exclusive; and (viii) “$” shall mean the lawful currency of the United States of America.

(b)

References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c)

References to statutes shall include all rules and regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the applicable statute or regulation.

(d)

The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party hereto.

(e)

Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(f)

All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

Section 1.3

Knowledge.

  As used herein, the phrase “to the knowledge” of any Person shall mean the actual knowledge, assuming due inquiry, of, in the case of Sellers, the Persons listed on Schedule 1.3(a), and in the case of Purchaser, the Persons listed on Schedule 1.3(b).

ARTICLE II.
PURCHASE AND SALE OF ACQUIRED EQUITY INTERESTSAND ACQUIRED ASSETS

Section 2.1

Purchase and Sale of Acquired Equity Interests.

   Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Equity Seller will sell, convey and transfer to Purchaser, and Purchaser will purchase and acquire from Equity Seller, all of the Acquired Equity Interests free and clear of all Liens.

Section 2.2

Purchase and Sale of Acquired Assets.

   Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Asset Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase from Asset Seller, on a going concern basis, free and clear of all Liens, certain assets, properties, rights and interests owned by Asset Seller, but not including the Excluded Assets (as defined in Section 2.3 below), in addition to any assets to be acquired in accordance with Section 3.1(b) (collectively, the “Acquired Assets”).  The Acquired Assets shall include, without limitation, all right, title and interest of Asset Seller in, to and under the following (except to the extent that they are expressly made Excluded Assets), whether used in the business conducted in the name of Asset Seller or under the tradename Bishman Continental Services:

(a)

All rights and interests of Asset Seller (d/b/a Bishman Continental Services) in and to that certain Subcontract Agreement, dated January 21, 2015, by and between Bishman Continental Services and the Acquired Entity;

(b)

All automobiles, trucks, trailers, tractors, forklifts, construction vehicles and other vehicles owned or leased by Asset Seller, including the Vehicles listed on Schedule 2.2(a) (collectively, the “Vehicles”).

(c)

All other fixed assets and equipment owned or leased by Asset Seller including those listed in Schedule 2.2(c);

(d)

All rights of Asset Seller in any Leased Real Property, including the Leased Real Property listed on Schedule 2.2(d).

(e)

All inventory, raw materials, supplies, parts or other inventory, except for items specifically set forth on Schedule 2.2(e);

(f)

All of Asset Seller’s Know-How;

(g)

All of Asset Seller’s copyrights and copyright registrations related to Bishman Continental Services, the tradename Bishman Continental Services and all logos and trade dress related to Bishman Continental Services;

(h)

All of Asset Seller’s rights, claims or causes of action against third parties relating to the Acquired Assets arising out of transactions occurring prior to the Closing Date;

(i)

All of Asset Seller’s books, records, files and documents related to its employment relationship with any employees hired by Purchaser as contemplated by Section 8.2; and

(j)

All other books, records, files, documents and correspondence related to the Acquired Assets, electronic or otherwise.

For the avoidance of doubt and notwithstanding anything to the contrary set forth herein, the Acquired Assets shall not include any Excluded Assets.

If prior to the Closing Date, Sellers have not obtained a consent necessary for the assignment and assumption of any Acquired Asset, then Sellers shall, when and if requested by Purchaser, (a) exert reasonable best efforts to obtain such consent after the Closing Date and/or (b) cooperate in any other reasonable arrangement with Purchaser to secure the benefit of such Acquired Asset for Purchaser.  The foregoing shall in no way require Purchaser to enter into, or to accept as a substitute for performance by Sellers, any arrangement that would impose any material additional cost, expense or other liability on Purchaser, or that would deprive Purchaser of any material benefits contemplated by this Agreement or to consummate the transaction in the event of the Sellers’ inability to deliver any of the Acquired Assets, and shall not be deemed to be a waiver of any condition to the Closing.

Section 2.3

Excluded Assets.  Purchaser is purchasing only the Acquired Assets and is not purchasing any other assets of Asset Seller (the “Excluded Assets”), including, without limitation:

(a)

The certificate of formation, operating agreement, minute and membership record books and company seal of Asset Seller;

(b)

All Cash and Cash Equivalents in any bank account or other accounts or locations;

(c)

Except as otherwise provided in Section 3.1(b), all Contracts of Asset Seller, including, without limitation, the Contracts of Asset Seller that are listed on Schedule 2.3(c) (the “Excluded Contracts”);

(d)

All accounts receivable and other rights to future payments principally related to the Excluded Contracts;

(e)

All Permits held by Asset Seller specifically relating to the Excluded Contracts;

(f)

All claims for refunds of Taxes and other governmental charges paid by Seller;

(g)

All of Asset Seller’s Employee Plans, except for the Take Care Health Insurance Plan (the “Assumed Benefit Plan”);

(h)

Any or all claims relating to liabilities of Asset Seller which are not Assumed Liabilities;

(i)

Except as set forth in Section 2.2(h), all of Asset Seller’s rights, claims or causes of action against third parties;

(j)

All insurance policies of Sellers and any unearned premiums, refunds, or amounts owed to Sellers thereunder;

(k)

All of Asset Seller’s tradenames, other than Bushman Continental Services and any other Intellectual Property related thereto;

(l)

Asset Seller’s goodwill;

(m)

The consideration paid to Sellers pursuant to this Agreement; and

(n)

All rights which accrue or will accrue to Sellers under this Agreement and any agreements executed in connection herewith.

Section 2.4

Assumed Liabilities.

   On the Closing Date, Purchaser shall deliver to Sellers the Assumption Agreement pursuant to which Purchaser shall assume and agree to discharge (i) all liabilities and obligations of Asset Seller arising on or after the Closing Date under the Permits acquired by Purchaser hereunder, (ii) all liabilities and obligations arising out of or relating to Purchaser’s ownership or operation of the Acquired Assets on or after the Closing Date, (iii) all Employee Liabilities with respect to the employees hired by Purchaser pursuant to Section 8.2(a) arising on or after the Closing Date, but only to the extent that such Employee Liabilities are based solely on actions or omissions occurring on or after the Closing Date, (iv) liabilities for Taxes relating to the Acquired Assets, the Assumed Liabilities, or otherwise arising as a result of this Agreement and/or the consummation of the transactions contemplated hereby, but only to the extent that such Taxes are apportioned to Purchaser in accordance with Section 8.3, (v) all liabilities and obligations arising on or after the Closing Date with respect to the Assumed Benefit Plan, but only to the extent that such liabilities or obligations are based solely on actions or omissions occurring on or after the Closing Date, (vi) any liabilities assumed by Purchaser in accordance with Section 3.1(b), and (vii) all other liabilities and obligations of Asset Seller expressly assumed by Purchaser under this Agreement. All of the foregoing liabilities and obligations to be assumed by Purchaser hereunder (excluding any Excluded Liabilities) are referred to herein as the “Assumed Liabilities.”  The assumption by Purchaser of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against Purchaser or Asset Seller as compared to the rights and remedies which such third party would have had against Asset Seller had Purchaser not assumed such Assumed Liabilities.  Without limiting the foregoing, the assumption by Purchaser of the Assumed Liabilities shall not create any third party beneficiary rights.

Section 2.5

Excluded Liabilities.

   Except for the Assumed Liabilities, Purchaser does not assume any claim, Indebtedness, liability or obligation whatsoever whether now existing or hereafter arising, secured or unsecured, known or unknown, absolute, accrued or contingent (“Excluded Liabilities”), and, for the avoidance of doubt, does not hereby assume any part of any of the following liabilities or obligations of Asset Seller or any other Person:

(a)

Liabilities for Taxes of Asset Seller (including, for the avoidance of doubt, any Taxes relating to the Acquired Assets, the Assumed Liabilities, or otherwise arising as a result of this Agreement and/or the consummation of the transactions contemplated hereby other than those Taxes that are apportioned to Purchaser in accordance with Section 8.3);

(b)

Any liabilities or obligations arising from any Excluded Contract;

(c)

Any liability on account of any services performed by or on behalf of Asset Seller prior to the Closing, or, with respect to any Excluded Contract, prior to, at or after the Closing;

(d)

Any liabilities for any breach or default of any Acquired Contract, or for any claim for indemnification contained in any Acquired Contract, to the extent that such breach, default or claim arose out of or by virtue of the performance, or failure to perform, by Asset Seller or its Affiliate thereunder prior to the Closing Date (including warranty obligations);

(e)

Any Indebtedness of Asset Seller (including any current portions thereof);

(f)

Any Employee Liabilities (i) relating to periods prior to the Closing Date, including the Accrued Vacation Amount, and (ii) payable by Asset Seller to its employees contingent upon (A) the Closing of the transactions contemplated under this Agreement, or (B) the completion of any projects retained by Asset Seller following the Closing, including projects with respect to Excluded Contracts.  For the avoidance of doubt, such Employee Liabilities that are Excluded Liabilities shall include any amounts payable to any employees pursuant to retention bonus agreements entered into by the Asset Seller and any employees of the Asset Seller, including, without limitation, any payments payable to Theron C. Holloway pursuant to that certain Bonus Agreement, dated February 24, 2015, by and between Asset Seller and Theron C. Holloway;

(g)

Any liability of Asset Seller to any of its Related Parties;

(h)

Liabilities of whatever nature arising out of or in connection with any Hazardous Material or pursuant to any Environmental Law to the extent that such liabilities relate to events arising or occurring prior to the Closing Date;

(i)

Any liabilities or obligations resulting from any violation prior to the Closing Date by Asset Seller, or any Affiliate, employee, director or agent of Asset Seller, or any predecessor for which Asset Seller may be liable, of any applicable Law, or any Permit of Asset Seller, including those applicable to discrimination in employment, employment practices, wage and hour, retirement, labor relations, occupational safety, health, trade practices, environmental matters, competition, pricing, product warranties, product liability and product advertising; and

(j)

Any liabilities or obligations in respect of any Excluded Assets.

ARTICLE III.
PURCHASE PRICE; CLOSING; POST-CLOSING ADJUSTMENTS

Section 3.1

Purchase Price.

(a)

Base Purchase Price. Upon the terms and subject to the conditions contained herein, as consideration for sale, assignment, conveyance, and delivery of the Acquired Equity Interests and the Acquired Assets, Purchaser shall pay (i) to Equity Seller on June 10, 2015, Five Hundred Thousand U.S. Dollars ($500,000) as a good faith deposit (the “Good Faith Deposit”),

(ii) to Equity Seller on the Closing Date, an amount in cash equal to the portion of the Purchase Price allocated to Equity Seller pursuant to Section 3.3 less the sum of (x) Three Hundred Thousand U.S. Dollars ($300,000) (which amount is hereinafter referred to as the “Delayed Payment”, and which amount shall be paid pursuant to the terms of Section 3.4 below) plus (y) the Good Faith Deposit (which on the Closing Date shall be applied to the portion of the Purchase Price payable to the Equity Seller), and (ii) to Asset Seller, an amount in cash equal to the portion of the Purchase Price allocated to Asset Seller pursuant to Section 3.3, in each case in the manner specified in Section 3.2(a).

(b)

Increase in Purchase Price for Additional Contracts.

Notwithstanding the foregoing, for each project described in Schedule 3.1(b) (the “Additional Projects”) as to which Asset Seller has entered into a Contract to manage the construction and/or development of any such Additional Project, upon (i) Asset Seller’s receipt of written acknowledgement from Purchaser that such Contract is acceptable to Purchaser, and (ii) Asset Seller’s delivery to Purchaser of (A) an executed novation of such Contract transferring such Contract to Purchaser (or its designee), in form and substance reasonably acceptable to Purchaser, and (B) assignments to Purchaser of all Permits related to, or necessary for, the performance of such Contract, together with any deposits or other restricted cash held, or which should be held, by Asset Seller or any of its Affiliates related to such Contract, such Contract, together with all accounts receivable related thereto, shall be deemed to be an Acquired Asset (an “Acquired Contract”).  Upon the assignment to Purchaser of any Additional Project, Purchaser shall pay to Asset Seller an additional sum of $25,000 with respect to each such Acquired Contract.  From and after the assignment of any Acquired Contract to Purchaser, the Assumed Liabilities shall be deemed to include all liabilities and obligations of Asset Seller to be paid or performed on or after the Closing Date under any such Acquired Contract related to an Additional Project that is deemed to be an Acquired Asset pursuant to this Section 3.1(b), except to the extent such liabilities and obligations, but for a breach or default by Asset Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent such liabilities and obligations arise out of any such breach or default.  As a condition to Purchasers acquisition of the Additional Projects, to the extent required by the terms and conditions applicable to such Additional Project, Purchaser shall have delivered a valid and enforceable Treasury-Rated performance and payment bond for such Additional Project in the amounts set forth on Schedule 10.3(d) with respect to such Additional Project.

Section 3.2

Closing.

The consummation of the purchase and sale of the Acquired Equity Interests and the other transactions contemplated hereby (the “Closing”) shall take place at 10:00 a.m., Chicago time, on the second (2nd) Business Day following the date on which all conditions set forth in Article X shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), via the electronic exchange of documents and signatures, or at such other time, date or place as Purchaser and Equity Seller may agree in writing (the day on which the Closing takes place being the “Closing Date”).

(a)

Payment of Purchase Price at Closing.

Subject to fulfillment or waiver of the conditions set forth in Article X, at the Closing, Purchaser shall pay to Equity Seller and Asset Seller, respectively, their respective portions of the Purchase Price as described in Section 3.1, by wire transfer of immediately available funds to the accounts designated in writing by Sellers, it being acknowledged by Sellers that the portion of the Purchase Price payable to Asset Seller will be wired to an account exclusively owned by Asset Seller and the portion of the Purchase Price payable to Equity Seller will be wired to an account exclusively owned by Equity Seller.

(b)

Purchaser’s Additional Deliveries.

Upon the terms and subject to the conditions herein set forth, at the Closing, simultaneously with Sellers’ deliveries hereunder, Purchaser shall deliver to Equity Seller all of the following documents, certificates and instruments:

(i)

certificates evidencing the valid existence and good standing of the Purchaser Parties, in each case issued by the applicable Governmental Authority in such entity’s jurisdiction of organization, as of a date not more than five (5) Business Days prior to the Closing Date;

(ii)

a certificate of an authorized officer of Pernix certifying as to (A) the Organizational Documents of Purchaser and Pernix being in full force and effect as of the Closing, with a certified copy of such Organizational Documents attached thereto, (B) resolutions having been duly and properly adopted by the appropriate governing bodies of the Purchaser Parties authorizing the execution, delivery and performance of this Agreement by each and being in full force and effect as of the Closing, with a certified copy of such resolutions attached thereto, and (C) the incumbency and signatures of the officers of the Purchaser Parties executing this Agreement and any other documents delivered by Sellers at the Closing;

(iii)

one or more instruments and other documents duly executed by Purchaser, in each case in form and substance reasonably satisfactory to Equity Seller, effecting the transfer from Equity Seller to Purchaser of ownership of and title to the Acquired Equity Interests;

(iv)

a transition services agreement, dated as of the Closing Date, substantially in the form of Exhibit A (the “Transition Services Agreement”), duly executed by Purchaser;

(v)

a leasing agreement, dated as of the Closing Date, substantially in the form of Exhibit B (the “Leasing Agreement”), duly executed by Purchaser;

(vi)

the Amendment to the JV Agreement, duly executed by Purchaser;

(vii)

The Bill of Sale, duly executed by Purchaser;

(viii)

The Assumption Agreement, duly executed by Purchaser; and

(ix)

such other bills of sale, assignments and other instruments of transfer or conveyance as may be reasonably requested by Equity Seller on the Closing Date necessary to carry out the purposes of this Agreement.

(c)

Sellers’ Deliveries.

Upon the terms and subject to the conditions herein set forth, at the Closing (unless otherwise set forth below), simultaneously with Purchaser’s deliveries hereunder, Sellers shall deliver to Purchaser all of the following documents, certificates and instruments:

(i)

one or more certificates representing the Acquired Equity Interests, duly endorsed in blank or accompanied by one or more stock powers or other similar instruments duly executed in blank, and such other documents duly executed by Equity Seller or the Acquired Entity, in each case in form and substance reasonably satisfactory to Purchaser, effecting the transfer from Equity Seller to Purchaser of ownership of and title to the Acquired Equity Interests;

(ii)

certificates evidencing the valid existence and good standing of each Seller and the Acquired Entity, in each case issued by the applicable Governmental Authority in such entity’s jurisdiction of organization, as of a date not more than five (5) Business Days prior to the Closing Date;

(iii)

a certificate of an authorized officer of Seller Parent certifying as to (A) the Organizational Documents of Seller Parent, Equity Seller, Asset Seller and the Acquired Entity being in full force and effect as of the Closing, with a certified copy of such Organizational Documents attached thereto, (B) resolutions having been duly and properly adopted by the appropriate governing bodies of Seller Parent, Equity Seller and Asset Seller authorizing the execution, delivery and performance of this Agreement by each and being in full force and effect as of the Closing, with a certified copy of such resolutions attached thereto, and (C) the incumbency and signatures of the officers of Seller Parent, Equity Seller and Asset Seller executing this Agreement and any other documents delivered by Sellers at the Closing;

(iv)

the Transition Services Agreement, duly executed by Equity Seller;

(v)

the Leasing Agreement, duly executed by Equity Seller and Asset Seller;

(vi)

the Amendment to the JV Agreement, duly executed by each of the members of the Acquired Entity;

(vii)

the Subcontract, duly executed by the Acquired Entity and Equity Seller;

(viii)

the Bill of Sale, duly executed by Asset Seller;

(ix)

the Assumption Agreement, duly executed by Asset Seller;

(x)

within thirty (30) days of the Closing, certificates of title or origin (or like documents) with respect to any Acquired Assets for which a certificate of title or origin is required in order to transfer title;

(xi)

the consents, waivers or approvals obtained by Sellers with respect to the Acquired Assets or the consummation of the transactions contemplated by this Agreement; and

(xii)

such other bills of sale, assignments and other instruments of transfer or conveyance as may be reasonably requested by Purchaser on the Closing Date necessary to carry out the purposes of this Agreement.

In addition to the above deliveries, Sellers shall use commercially reasonable efforts to take any actions reasonably request by Purchaser, or as may otherwise be necessary, to put Purchaser in actual possession or control of the Acquired Assets and the Acquired Equity Interests.

Section 3.3

Allocation of Purchase Price.

The Purchase Price shall be allocated among the Acquired Equity Interests and the Acquired Assets in accordance with the allocations set forth on Exhibit G hereto.  Seller and Purchaser will file Tax Returns with the Internal Revenue Service in accordance with such allocation.

Section 3.4

Delayed Payment.  The Delayed Payment shall be held in escrow by the Purchaser and shall only be paid upon the earlier to occur of (a) Purchaser’s receipt of a 68-day extension for the performance of P109 Project duly approved by the US Navy (an “REA”) or (b) Purchaser’s substantial completion of P109 Project without assessment of liquidated damages by the owner of P109 Project.  Notwithstanding the foregoing, if (x) the U.S. Navy refuses or fails to grant REA, and (y) liquidated damages are assessed against Purchaser, the Acquired Entity or their Affiliates, then Purchaser shall have no further obligation to pay to Equity Seller the Delayed Payment and the Purchase Price (and the portion of the Purchase Price allocated to Equity Seller pursuant to Section 3.3) shall thereafter be reduced by an amount equal to the amount of the Delayed Payment.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in the correspondingly numbered Section of the Schedules to this Agreement, Sellers, jointly and severally, represent and warrant to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

Section 4.1

Organization of Sellers and the Acquired Entity.

(a)

Each Seller has been duly formed or organized, is validly existing, and is in good standing under the Laws of the State of Delaware.  Each Seller has the requisite power and authority to enter into and perform its obligations under this Agreement.

(b)

The Acquired Entity has been duly formed or organized, is validly existing, and is in good standing under the Laws of the State of Delaware.  Copies of the Organizational Documents of the Acquired Entity previously made available by Sellers to Purchaser are true, correct and complete in all material respects.  The Acquired Entity is duly licensed or qualified to do business and in good standing in each jurisdiction in which the ownership of its properties or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of the Acquired Entity to enter into this Agreement or consummate the transactions contemplated hereby.

Section 4.2

Due Authorization.

   Each Seller has all requisite power and authority as a limited liability company or corporation, as applicable, to execute and deliver this Agreement and (subject to the approvals discussed below) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Sellers.  This Agreement has been duly and validly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 4.3

No Conflict.

   Except as set forth on Schedule 4.3, subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.3 or on Schedule 4.3, the execution and delivery of this Agreement by Sellers and the consummation of the transactions contemplated hereby do not and will not violate any material provision of, or result in the material breach of, any applicable Law, the Organizational Documents of any Seller or the Acquired Entity, any Contract to which any Seller or the Acquired Entity is a party or pursuant to which any Seller or the Acquired Entity may be bound, or any Governmental Order applicable to any Seller or the Acquired Entity, or terminate or result in the termination of any Contract to which any Seller or the Acquired Entity is a party or pursuant to which any Seller or the Acquired Entity may be bound, or result in the creation of any Lien upon any of the properties or assets of any Seller or the Acquired Entity, or constitute an event that, after notice or lapse of time or both, would result in any such material violation, breach, termination or creation of a Lien or result in a violation or revocation of any required license, permit or approval from any Governmental Authority or other Person.

Section 4.4

Governmental Authorities; Consents.

   Assuming the truth and completeness of the representations and warranties of the Purchaser Parties contained in this Agreement, except as set forth on Schedule 4.4, no material consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person is required on the part of any Seller or the Acquired

Entity with respect to any Seller’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.5

Capitalization of Acquired Entity; Title to Acquired Equity Interests.

   The Acquired Equity Interests constitute all of the issued and outstanding membership interests of the Acquired Entity which are held by Equity Seller.  The outstanding membership interests of the Acquired Entity have been duly authorized and validly issued, are fully paid and nonassessable, free and clear of any Liens.  A schedule of the members of the Acquired Entity and the membership interests held by each member are set forth on Schedule 4.5.  Except as stated in the Operating Agreement of the Acquired Entity, there are no outstanding options, warrants, rights or other securities convertible into or exercisable or exchangeable for any membership interests of the Acquired Entity, there are no other commitments or agreements providing for the issuance or sale of membership interests, or for the repurchase or redemption of membership interests of Acquired Entity, and there are no agreements of any kind that may obligate Acquired Entity to issue, purchase, register for sale, redeem or otherwise acquire any of its membership interests.

Section 4.6

Financial Statements; Proceeds from P109 Project.

   Attached as Schedule 4.6 hereto are (i) the balance sheets and statements of income and cash flows of the Acquired Entity as of and for the twelve-month period ended June 30, 2013 and the twelve-month period ended June 30, 2014 (collectively, the “Year-End Financial Statements”) and (ii) the consolidated balance sheets and statements of income and cash flows of the Acquired Entity as of and for the three-month period ended March 31, 2015 (the “Interim Financial Statements” and, together with Year-End Financial Statements, the “Financial Statements”).  To the knowledge of Sellers, each of the Financial Statements of the Acquired Entity presents fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Acquired Entity, as of the dates and for the periods indicated in such Financial Statements in general conformity with GAAP (except for the Permitted Intercompany Debt and the absence of footnotes and other presentation items and, in the case of the Interim Financial Statements, for normal year-end adjustments).  As of the date of this Agreement and as of the Closing Date, all cash proceeds related to the P109 Project either (i) are currently retained in cash in the Acquired Entity’s bank account (any such retained amounts, the “Retained P109 Cash”), or (ii) have exclusively been used to pay costs and expenses incurred by the Acquired Entity related to the P109 Project, and no such cash proceeds have either (x) been distributed to any member of the Acquired Entity or (y) applied to pay any expense or cost on account of any other project of the Acquired Entity.

Section 4.7

Absence of Changes.

(a)

Except as set forth in Schedule 4.7(a), from the date of the Interim Financial Statements through the date of the Closing, no event, change or circumstance as related to the P-109 Project has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

(b)

From the date of the Interim Financial Statements through the date of the Closing, the Acquired Entity has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice, except for activities related to the transactions pursuant to this Agreement.

(c)

Without limiting the foregoing and except for any activities related to the transactions contemplated by this Agreement, from the date of the Interim Financial Statement through the date of the Closing, (i) the Acquired Entity has not: (A) entered into any merger, consolidation, recapitalization, or other business combination or reorganization; (B) disposed of, or acquired, any significant assets other than in the ordinary course of business consistent with past practices; or (C) made any change in any method of tax or financial accounting or accounting practices, except as related to the Permitted Intercompany Debt or as required by GAAP or changes in applicable Tax Laws; and (ii) neither Asset Seller nor the Acquired Entity has: (A) made any material change in the amount or manner of compensation being paid to any employee or consultant except as set forth on Schedule 4.7(c); (B) induced any employee, agent or consultant of the Acquired Entity to leave his or her employment, or acted to otherwise adversely affect the relations of the Acquired Entity with any key employee, salesperson or consultant, (C) increased the staffing levels on the P109 Project beyond bid or necessary levels except in the ordinary course of business consistent with past practices; (D) waived any significant rights related to or in connection with the P109 Project or any of the Acquired Assets or the Assumed Liabilities; (E) taken any action which has, or is reasonably likely to, materially and adversely affect the relationship of the Acquired Entity with its customers, subcontractors, suppliers or licensors; (F) taken any action which if taken after the date hereof and prior to the Closing would constitute a breach of Section 6.1 or (G) without limiting the foregoing, entered into any material transactions affecting any of the Acquired Assets, the Acquired Entity, or the operations, prospects or financial condition of Asset Seller, other than in the usual and ordinary course of business of the Acquired Business, consistent with past practices.

Section 4.8

Undisclosed Liabilities.

  There is no liability, debt or obligation of, or claim against, the Acquired Entity (x) of a type normally reflected or reserved for on a balance sheet prepared in accordance with GAAP, or (y) which constitutes an Assumed Liability, except for liabilities, debts, obligations and claims (i) reflected or reserved for on the Financial Statements, (ii) that have arisen since the date of the Interim Financial Statements in the ordinary course of the operation of business of the Acquired Entity, or (iii) relating to the transactions contemplated by this Agreement.

Section 4.9

Litigation and Proceedings.

  Except as set forth in Schedule 4.9, there are no pending or, to the knowledge of Sellers, threatened Actions against Asset Seller or the Acquired Entity that, individually or in the aggregate, could reasonably be expected to have Material Adverse Effect. None of Asset Seller, the Acquired Entity, any of their respective Affiliates or any Acquired Asset is subject to any Governmental Order.

Section 4.10

Legal Compliance.

   Except with respect to matters set forth on Schedule 4.10, (A) the Acquired Entity is, and has been since the date of its formation, in compliance in all material respects with applicable Laws, (B) neither Seller nor the Acquired Entity has received any written notice or claim from a Governmental Authority of a violation of applicable Law by the Acquired Entity, and (C) no such notice or claim has been threatened in writing or, to the knowledge of Sellers, otherwise by any Governmental Authority.

Section 4.11

Contracts; No Defaults.

(a)

Schedule 4.11(a) contains a listing of all Contracts to which, as of the date of this Agreement, the Acquired Entity is a party (such listed Contracts, together with any Acquired Contracts, the “Material Contracts”).  True, correct and complete copies of the Material Contracts have been previously made available to Purchaser.  Except as set forth on Schedule 4.11(a), there are no Contracts, other than the Material Contracts, that are necessary for the operation of the business of the Acquired Entity.  Other than the Acquired Contracts and the Excluded Contracts set forth on Schedule 2.3(c), there are no Contracts that are material to or necessary for the operation of the business of Asset Seller.

(b)

Except as set forth on Schedule 4.11(b), all of the Material Contracts (i) are in full force and effect and (ii) represent the legal, valid and binding obligations of Asset Seller or the Acquired Entity, as applicable, and, to the knowledge of Sellers, the other parties thereto.  Except as set forth on Schedule 4.11(b), (x) none of Asset Seller, the Acquired Entity or, to the knowledge of Sellers, any of the other parties thereto is in breach of or default under any such Material Contract, (y), neither any Seller nor the Acquired Entity has received any written claim or notice of material breach of or material default under any such Material Contract, and (z) to the knowledge of Sellers, no event has occurred which individually or together with other events, could reasonably be expected to result in a breach of or a default under any such Material Contract (in each case, with or without notice or lapse of time or both).

(c)

Except as set forth in Schedule 4.11(c), neither Asset Seller nor the Acquired Entity has any obligation to renegotiate any Material Contract which is a federal, state, municipal, tribal or local government, quasi-government, sovereign or quasi-sovereign agreement, contract, subcontract or commitment (each a “Government Contract”).

(d)

Except as set forth in Schedule 4.11(d), neither Asset Seller nor the Acquired Entity, during the past ten (10) years, has (i) been suspended, debarred (or to the knowledge of Sellers, proposed for suspension and/or debarment) or voluntarily excluded from qualifying to bid and/or bidding on any contracts for construction and/or design work on a public construction project, (ii) been audited by any Governmental Authority with respect to any Government Contracts entered into for goods and services provided by Asset Seller or the Acquired Entity, except audits resulting in determinations neutral or favorable to Asset Seller or the Acquired Entity, as applicable, (iii) been investigated by any Governmental Authority with respect to any Government Contract entered into for goods and services provided by either of them, except audits resulting in determinations neutral or favorable to such party, (iv) had a Contract terminated by any Governmental Authority for default or failure to perform in accordance with applicable standards, or (v) been alleged in a formal proceeding with or notice from a Governmental Authority to have submitted a claim for additional time and/or compensation on a construction project that was in any way false and/or fraudulent.  To the knowledge of Sellers, no United States government security clearance or foreign government security clearance is required with respect to the P109 Project.  Except as set forth on Schedule 4.11(d) as of the date of this Agreement, each of Asset Seller and the Acquired Entity is in compliance in all material respects with the requirements to submit reports and filings to applicable Governmental Authorities pursuant to the applicable requirements of their respective Government Contracts.

(e)

Schedule 4.11(e) sets forth the specific amount remaining to be billed based upon the current contract amount as of March 31, 2015 related to the P109 Project, together with a description of the remaining work to be performed under the P109 Project. Since the date of the Interim Financial Statements, the aggregate amount remaining to be billed as well as the remaining performance time, as adjusted for reductions resulting from the performance of work pursuant to the P109 Project, has not been reduced by more than 5%.  Attached to Schedule 4.11(e) is the most recent progress payment request and schedule update with respect to the P109 Project, and all data contained therein, truly and accurately reflect, in all material respects, the facts and circumstances described therein, and, to the knowledge of Sellers, such progress payment request and schedule update do not omit any information which makes the information contained therein materially misleading.

(f)

The Acquired Entity has posted all performance and payment bonds and all such similar undertakings (collectively, “Surety Bonds”) required to be posted in connection with its operations. Schedule 4.11(f) contains a true and complete list of all Surety Bonds posted by the Acquired Entity in connection with its operations including the name of each surety and the estimated cost of completion as of December 31, 2014 for the project or job secured by such Surety Bond. Except as disclosed on Schedule 4.11(f), the Acquired Entity is in compliance in all material respects with all Surety Bonds applicable to it. Other than with respect to the P109 Project, the Acquired Entity is not required to obtain a substitute Surety Bond with respect to any of its Surety Bonds and the Surety Bonds will remain in effect on identical terms immediately following the Closing.

(g)

Except for certain change order requests and other matters conducted in the ordinary course of business consistent with past practice, to Sellers’ knowledge, there are no outstanding bids or proposals for new Contracts by the Acquired Entity as of the date hereof.

Section 4.12

Employee Benefit Plans.

   Set forth on Schedule 4.12 is a list of all Employee Plans maintained by Sellers or their Affiliates which are provided to employees of Asset Seller.

(a)

The Assumed Benefit Plan has been administered, funded and maintained in all material respects in accordance with its terms and any applicable Laws.

(b)

Except with respect to the Assumed Benefit Plan, Purchaser will not assume or otherwise succeed to, by operation of Law, contract or otherwise, any employee benefits-related obligations of Sellers or any entity that would, together with any Seller, be treated as a single employer for purposes of Section 414(b), (c), (m) or (o) of the Code (each, an “ERISA Affiliate”).

(c)

Except as set forth in Schedule 4.12(c), the transactions contemplated by this Agreement will not, either alone or in combination with any other event or events, (A) entitle any employee of Asset Seller or the Acquired Entity to bonus, incentive, retention, severance, separation, change in control, or termination pay or benefits, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee.

(d)

No amounts payable under the Seller Employee Plans or otherwise to any employee of Asset Seller or the Acquired Entity will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code as a result of the transactions contemplated by this Agreement.

(e)

With respect to the Assumed Benefit Plan, Sellers have previously made available to Purchaser a true and complete copy of any written plan document and the most recent summary plan description, summary of benefits and coverage, and all other participant communications, the most recent annual report on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service, recordkeeping or other administrative services agreements, claims administration agreements, and any “stop-loss” or other insurance policies.

Section 4.13

Employment Matters.

(a)

Schedule 4.13(a) contains a list of all Persons who are employees, independent contractors or consultants of either the Acquired Entity or Asset Seller as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; (vi) accrued but unused vacation and/or PTO; and (vii) a description of the fringe benefits (including any Employee Plans in which such individual participates) provided to each such individual as of the date hereof. Except as set forth in Schedule 4.13(a), as of the date hereof, all earned compensation, including earned wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Acquired Entity or Asset Seller for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Acquired Entity or Asset Seller with respect to any compensation, commissions or bonuses.

(b)

Neither Acquired Entity nor Asset Seller is, nor have either of them been for the past five (5) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”). Neither the Acquired Entity nor Asset Seller has any duty or obligation to bargain with any Union.

(c)

Each of the Acquired Entity and Asset Seller has complied in good faith in all material respects with  all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Acquired Entity or the Asset Seller as independent contractors or consultants are properly classified as such and treated in good faith as independent contractors under all applicable Laws. All employees of the Acquired Entity or the Asset Seller classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified as such and treated in good faith as exempt.  Except as set forth in Schedule 4.13(c), there are no Actions against the Acquired Entity or Asset Seller pending, or to the knowledge of Sellers, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Acquired Entity or Asset Seller, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(d)

To the extent applicable, Sellers and the Acquired Entity have complied in good faith in all material respects with the WARN Act, and have no plans to undertake any action that would trigger the WARN Act.

(e)

With respect to each Government Contract, each of Asset Seller and the Acquired Entity has complied in good faith in all material respects with Executive Order No. 11246 of 1965 (“E.O. 11246”), Section 503 of the Rehabilitation Act of 1973 (“Section 503”) and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (“VEVRAA”), including all implementing regulations, to the extent applicable. To the extent required, Asset Seller and the Acquired Entity each maintain and comply in good faith with affirmative action plans in compliance with E.O. 11246, Section 503 and VEVRAA, including all implementing regulations. Neither Asset Seller nor the Acquired Entity, has been, at any time during the past five (5) years, the subject of any audit, investigation or enforcement action by any Governmental Authority in connection with any Government Contract or related compliance with E.O. 11246, Section 503 and VEVRAA, except audits resulting in determinations neutral or favorable to Asset Seller or the Acquired Entity.

Section 4.14

Taxes.

(a)

All material Tax Returns required to be filed by or with respect to the Acquired Assets and the Acquired Entity have been properly prepared and timely filed, and all such Tax Returns are true, correct and complete in all material respects.

(b)

The Acquired Entity has fully and timely paid all material Taxes which are due and payable (whether or not shown on any Tax Return). Seller Parent and/or Asset Seller have fully and timely paid all material Taxes with respect to the Acquired Assets which are due and payable (whether or not shown on any Tax Return).

(c)

All material amounts of Tax required to be withheld by the Acquired Entity or the Asset Seller have been or will be timely withheld and, to the extent required, paid over to the appropriate Governmental Authority.

(d)

No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against the Acquired Assets or the Acquired Entity (or, to the knowledge of Sellers, has been threatened or proposed), except for such deficiencies that have been satisfied by payment, settled or withdrawn.  No audit or other proceeding by any Governmental Authority is pending or threatened in writing with respect to any material Taxes due from or with respect to the Acquired Entity or with respect to the Acquired Assets.

(e)

There are no Tax indemnification, Tax allocation, Tax sharing agreements or similar agreements (excluding any such agreements pursuant to customary provisions in Contracts not primarily related to Taxes) under which the Acquired Entity or Asset Seller would be liable after the Closing for the Tax liability of any other entity.

(f)

The Acquired Entity has not entered into a “listed transaction” that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder and that has not been disclosed in the relevant Tax Return of the relevant Acquired Entity.

(g)

There are no Liens for Taxes (other than current Taxes not yet due and payable) on any of the Acquired Assets or any assets of the Acquired Entity.

(h)

Neither the Acquired Entity or any of its Subsidiaries (other than a Subsidiary organized as a corporation under state law) has made an election to be taxed, or is otherwise taxed, or is otherwise taxable, as a corporation for United States federal income Tax purposes.

(i)

Asset Seller is, and has always been treated, as a disregarded entity for income Tax purposes and is not required to file separate income Tax Returns.  For Tax reporting purposes the income, gain, deductions, loss and other related Tax items of Asset Seller have been reported on Seller Parent’s income Tax Returns.

(j)

The Acquired Entity has not previously made an election pursuant to Section 754 of the Code (a “Section 754 Election”) and shall not make a Section 754 Election without the consent of Purchaser.

(k)

The Acquired Entity, and Asset Seller or Seller Parent with respect to the Acquired Assets, have not taken any action that would have the effect of deferring any liability for Taxes from a Pre-Closing Tax Period to a Post-Closing Tax Period.

(l)

Neither Asset Seller, Seller Parent or the Acquired Entity has executed or entered into with any Governmental Authority (i) any agreement, waiver or other document extending or having the effect of extending or waiving the period of assessment or collection of any Taxes related to the Acquired Assets or for which the Acquired Entity would be liable, or (ii) any closing agreement pursuant to Section 7121 of the Code, or any similar provision of state, local or foreign Tax Law that relates to the Acquired Assets or the assets or operations of the Acquired Entity.

(m)

The Acquired Entity has not received written notification of any claim by a Governmental Authority in a jurisdiction where the Acquired Entity or any Subsidiary thereof does not or has not filed Tax Returns that the Acquired Entity or any Subsidiary thereof, as applicable, is or may be subject to taxation by such jurisdiction.  Neither Asset Seller nor Seller Parent has received written notification of any claim by a Governmental Authority in a jurisdiction where Asset Seller or Seller Parent, with respect to the Acquired Assets, does not or has not filed Tax Returns that Asset Seller or Seller Parent, as applicable, is or may be subject to taxation by such jurisdiction.

(n)

Neither the Acquired Entity or Asset Seller has made any payments, is not obligated to make any payments, and is not a party to any agreements that could obligate it to make any  payments that are not deductible under Section 280G of the Code.

(o)

No Seller is a “foreign person” within the meaning of Section 1445 of the Code, and each Seller will furnish Purchaser with an affidavit that satisfies the requirements of Section 1445(b)(2) of the Code.

Section 4.15

Brokers’ Fees.

   No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Sellers, the Acquired Entity or any of their respective Affiliates.

Section 4.16

Insurance.

    Schedule 4.16 contains a summary description of all material insurance policies relating to workers’ compensation, general liability, product liability, automobile liability, umbrella (excess) liability or crime or other property liability or other forms of insurance (excluding any self-insurance programs, the “Insurance Policies”) held by or for the benefit of the Acquired Entity, or with respect to the Acquired Assets, as of the date of this Agreement covering the current period.  True, correct and complete copies of the declarations of coverage with respect to the Insurance Policies have been previously made available to Purchaser.

Section 4.17

Licenses, Permits and Authorizations.

   Asset Seller and the Acquired Entity have obtained all material Permits necessary under applicable Laws to permit Asset Seller and the Acquired Entity to own, operate, use and maintain their assets in the manner in which they are operated, used and maintained as of the date hereof and to conduct the business of Asset Seller and the Acquired Entity as conducted as of the date hereof.

Section 4.18

Real Property.

   Asset Seller and the Acquired Entity do not own any real property.  Schedule 4.18 lists, as of the date of this Agreement, all Leased Real Property.  A complete and accurate copy of the lease with respect to each Leased Real Property has been made available to Purchaser or its representatives. The Acquired Entity has a valid and subsisting leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, free and clear of all Liens except for Permitted Liens.  Except as set forth on Schedule 4.18, all of the leases with respect to the Leased Real Property (i) are in full force and effect and (ii) represent the legal, valid and binding obligations of Asset Seller or the Acquired Entity, as applicable, and, to the knowledge of Sellers, the other parties thereto.  Except as set forth on Schedule 4.18, (x) none of Asset Seller, the Acquired Entity or, to the knowledge of Sellers, any of the other parties thereto is in breach of or default under any such lease, (y), neither any Seller nor the Acquired Entity has received any written claim or notice of material breach of or material default under any such lease, and (z) to the knowledge of Sellers, no event has occurred which individually or together with other events, could reasonably be expected to result in a breach of or a default under any such lease (in each case, with or without notice or lapse of time or both).

Section 4.19

Intellectual Property.

(a)

Schedule 4.19 lists each material patent, registered trademark, registered service mark or trade name and registered copyright or mask work owned by the Acquired Entity for which applications have been filed or registrations or patents have been obtained, whether in the United States or internationally, as of the date of this Agreement.  Except as set forth on Schedule 4.19, each of the Acquired Entity and the Asset Seller owns or has the right to use pursuant to license, sublicense, agreement or permission, all Intellectual Property used in the operation of its Business as conducted as of the date hereof, and all such rights of Asset Seller will be conveyed to Purchaser without impairment.  Except as set forth on Schedule 4.19, neither Asset Seller nor the Acquired Entity pays or is required to pay any royalty or other fee with respect to its use of any of the Intellectual Property or Know-How.

(b)

(i) To the knowledge of Sellers, the Acquired Entity is not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person, and (ii) as of the date of this Agreement, neither the Acquired Entity nor any Seller has received from any Person since January 1, 2012 any written notice that the Acquired Entity is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person.

(c)

To the knowledge of Sellers, Asset Seller and the Acquired Entity have the right to use as currently used, free and clear of any claims or rights of others except licensors of such rights, all trade secrets, inventions, customer lists and manufacturing and secret processes and other Know-How required for or incident to the manufacture, design, tooling assembly or marketing of products sold, manufactured, licensed, under development or produced by it.  There are no payments required to be made by Asset Seller or Acquired Entity, and there will be no payments required to be made by Purchaser, for the use of such trade secrets, inventions, customer lists and manufacturing and secret processes except as may be embodied in licensed software.  To the knowledge of Sellers, neither the Acquired Entity or Asset Seller is using or in any way making use, without authorization, of any confidential information or trade secrets of any third party, including a former employer of any present or past employee of Asset Seller, Acquired Entity or of any of their respective predecessors or Affiliates.

Section 4.20

Environmental Matters.

(a)

Asset Seller and the Acquired Entity are currently and have been in material compliance with all Environmental Laws and have not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.  Neither Asset Seller nor the Acquired Entity has any material liability under any Environmental Law.

(b)

Asset Seller and the Acquired Entity hold all Environmental Permits required to permit Asset Seller and the Acquired Entity to operate their assets in the manner in which they are operated as of the date hereof and to conduct their business as conducted as of the date hereof, and in each case all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Asset Seller and the Acquired Entity through the Closing Date in accordance with Environmental Law, and to the knowledge of Sellers, there is no condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership and operation of the assets of Asset Seller or the Acquired Entity.

(c)

There has been no Release of Hazardous Materials in contravention of Environmental Laws with respect to the business of Asset Seller, the Acquired Assets, the Acquired Entity, or any real property currently or formerly owned, operated or leased by Asset Seller or the Acquired Entity, and neither Sellers, their Affiliates nor the Acquired Entity has received any Environmental Notice indicating that any real property currently or formerly owned, operated or leased in connection with the business of Asset Seller or the Acquired Entity (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or the terms of any Environmental Permit by, Sellers, their Affiliates, or the Acquired Entity.

(d)

Schedule 4.20(d) contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by Sellers, their Affiliates or the Acquired Entity at any property in which any Acquired Assets or assets of the Acquired Entity are located.

(e)

The Acquired Entity has not retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(f)

Sellers have provided or otherwise made available to Purchaser and listed in Schedule 4.20(f): (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the Acquired Assets and the assets of the Acquired Entity, the facilities on which the Acquired Assets and the assets of the Acquired Entity are located, the business of Asset Seller and the Acquired Entity, or any property currently or formerly owned, operated or leased by Asset Seller and the Acquired Entity, which are in the possession or control of Sellers, their Affiliates or the Acquired Entity, related to compliance with Environmental Laws, Environmental Claims or any Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

Section 4.21

Bank Accounts.

   Schedule 4.21 contains a true and correct list of the names of each bank, savings and loan, or other financial institution in which the Acquired Entity has an account, including cash contribution accounts, or safe deposit boxes, and the names of all Persons authorized to draw thereon or to access thereto.

Section 4.22

Anti-Corruption Laws; Certain Payments.

(a)

Sellers, their Affiliates and the Acquired Entity, and each of their respective directors, officers, employees and Persons acting on their behalf, have at all times complied with applicable anti-bribery and corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act (where applicable) and the local anti-bribery and corruption laws of the countries in which Sellers, their Affiliates, and the Acquired Entity have done or currently do business.

(b)

Neither Sellers, their Affiliates, the Acquired Entity, nor any of their respective directors, officers, employees or Persons acting on their behalf, have made, promised, or offered to make any payment or transfer of anything of value or any other advantage directly or indirectly through a representative, intermediary agent or otherwise: (i) to any Government Official; (ii) to any political party; or (iii) to any other Person for the purpose of improperly influencing any act, omission to act, or decision of such official, political party or individual or securing an improper advantage to assist Sellers, any of their Affiliates or the Acquired Entity in obtaining or retaining business.

(c)

Other than customary and reasonable business entertainment not in violation of applicable Law, neither Sellers, their Affiliates or the Acquired Entity, nor any of their respective directors, officers, employees or Persons acting on their behalf have received, directly or indirectly, anything of value including, but not limited to, any rebates, payments, commissions, promotional allowances or any other economic benefits or advantages, regardless of their nature or type, from any third party including any customer or supplier or employee or agent of any customer or supplier who was, is, or may be in a position to assist Sellers, their Affiliates or the Acquired Entity (or assist Sellers, their Affiliates or the Acquired Entity in connection with) in gaining any improper business advantage, including any actual or proposed transaction.

(d)

Neither Sellers, their Affiliates or the Acquired Entity, nor any of their respective directors, managers, officers, employees or Persons acting on their behalf have, directly or indirectly, (a) made or received any payment that was not legal to make or receive under both U.S. law and the applicable Law in the jurisdictions where such payment was made and received; (b) created or used any “off-book” bank or cash account or “slush fund”; (c) used any corporate funds for contributions, gifts, entertainment, or other expenses related to political activity that would be unlawful under U.S. law or the applicable Law where such corporate funds were used; (d) given or received any illegal discounts or rebates or any other violation of the antitrust Laws of the United States or any similar foreign Law; or (e) engaged in any conduct constituting a violation of the U.S. Foreign Corrupt Practices Act of 1977 and the regulations promulgated thereunder, the UK Bribery Act or other applicable anti-bribery or corruption law.

(e)

No Action relating to clauses (a) through (d) above is pending before any Governmental Authority, nor, to the knowledge of Sellers, is any such Action threatened.

Section 4.23

Transactions with Related Parties.

(a)

Schedule 4.23(a) sets forth a list of all existing Contracts between the Acquired Entity, on the one hand, and any Related Party of the Acquired Entity (including Sellers and their Affiliates), on the other hand; and

(b)

Except as set forth on Schedule 4.23(b), no Related Party of the Acquired Entity owns, directly or indirectly, in whole or in part, any tangible or intangible property of the Acquired Entity or that the Acquired Entity uses in the conduct of the Business.

Section 4.24

Warranties.

(a)

Schedule 4.24(a) sets forth a complete list of all material outstanding, unresolved claims under contractual warranties and guarantees of the Acquired Entity with respect to a Company Service completed prior to the date hereof.  Except for the claims listed on Schedule 4.24, there are no pending or, to the knowledge of Sellers, threatened material claims against the Acquired Entity relating to any Company Service or any other work performed by the Acquired Entity, product or professional liability, warranty or other material similar claims (including any material claim alleging that any Company Service is defective or fails to meet any product or service warranties).

(b)

Except as set forth on Schedule 4.24(b), to the knowledge of Sellers, there are no material inherent or systemic problems in any Company Service related to the P109 Project.

Section 4.25

Fair Value for Acquired Assets.

   The portion of the Purchase Price allocable to the Acquired Assets in Exhibit G represents the fair and reasonably equivalent value of the Acquired Assets.  The portion of the Purchase Price allocable to the Acquired Equity Interests in Exhibit G represents the fair and reasonably equivalent value of the Acquired Equity Interests.

Section 4.26

No Intent to Defraud Creditors.

   No Seller is engaging in the transactions contemplated by this Agreement with the intent to hinder, delay or defraud any Person to which Asset Seller or Equity Seller is, or is contemplated to be, indebted.

Section 4.27

Full Disclosure.

   No representations or warranties by Sellers in this Agreement, nor any exhibit, certificate or schedule furnished or to be furnished to Purchaser pursuant hereto and referred to specifically herein, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

Section 4.28

No Other Representations and Warranties.

   Except for the representations and warranties contained in this Article IV (including the related portion of the disclosure schedules attached hereto), neither Sellers, the Acquired Entity, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of any Seller or the Acquired Entity, including, but not limited to (i) any representation as to future profitability or success of the Acquired Business, or (ii) any representation or warranty as to the merchantability or fitness for a particular purpose with respect to the items of tangible personal property held by the Acquired Entity or included in the Acquired Assets..

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in the correspondingly numbered Section of the Schedules to this Agreement, the Purchaser Parties, jointly and severally, represent and warrant to Sellers as of the date of this Agreement and as of the Closing Date as follows:

Section 5.1

Organization of Purchaser Parties.

(a)

Each Purchaser Party has been duly formed or organized, is validly existing, and is in good standing under the Laws of its jurisdiction of formation or incorporation, as the case may be.  Each Purchaser Party has the requisite power and authority to enter into and perform its obligations under this Agreement.

(b)

Purchaser is duly licensed or qualified to do business and in good standing in each jurisdiction in which the ownership of its properties or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

Section 5.2

Due Authorization.

  Each Purchaser Party has all requisite power and authority as a limited liability company or corporation, as applicable, to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of the Purchaser Parties. This Agreement has been duly and validly executed and delivered by each Purchaser Party and constitutes a legal, valid and binding obligation of each Purchaser Party, enforceable against each Purchaser Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 5.3

No Conflict.

  Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.5, the execution and delivery of this Agreement by the Purchaser Parties and the consummation of the transactions contemplated hereby do not and will not violate any provision of, or result in the breach of, any applicable Law, the Organizational Documents of any Purchaser Party, any Contract to which any Purchaser Party is a party or pursuant to which any Purchaser Party may be bound, or any Governmental Order applicable to any Purchaser Party, or terminate or result in the termination of any Contract to which any Purchaser Party is a party, or result in the creation of any Lien upon any of the properties or assets of any Purchaser Party, or constitute an event that, after notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien or result in a violation or revocation of any required license, permit or approval from any Governmental Authority or other Person.

Section 5.4

Litigation and Proceedings.

  There are no pending or, to the knowledge of the Purchaser Parties, threatened Actions against any Purchaser Party that, if determined adversely, would reasonably be expected to have a material adverse effect on the ability of any Purchaser Party to enter into and perform its obligations under this Agreement or consummate the transactions contemplated hereby.  There is no unsatisfied judgment or any Governmental Order binding upon any Purchaser Party that would reasonably be expected to have a material adverse effect on the ability of any Purchaser Party to enter into and perform its obligations under this Agreement.

Section 5.5

Governmental Authorities; Consents.

  Assuming the truth and completeness of the representations and warranties of Sellers contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person is required on the part of any Purchaser Party with respect to any Purchaser Party’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.6

Brokers’ Fees.

  No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Purchaser or any of its Affiliates.

Section 5.7

Independent Investigation.

  The Purchaser Parties have conducted their own independent investigation, review and analysis of Sellers and the Acquired Business, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Sellers for such purpose. The Purchaser Parties acknowledge and agree that (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser Parties have relied solely upon their own investigation and the express representations and warranties of Sellers set forth in Article IV (including the related portions of the disclosure schedules attached hereto), and (b) neither Sellers nor any other Person has made any representation or warranty as to Sellers or the Acquired Business or this Agreement, except as expressly set forth in Article IV (including the related portions of the disclosure schedules attached hereto).  Notwithstanding the foregoing, the independent investigation, review and analysis by the Purchaser Parties with respect to Sellers and the Acquired Business shall not limit in any way the representations and warranties of Sellers expressly set forth in Article IV or serve as a defense to claims regarding the breach of any such representations and warranties.

ARTICLE VI.
COVENANTS OF SELLERS

Section 6.1

Conduct of Business.

  From the date of this Agreement through the earlier of the Closing or the termination of this Agreement, Sellers shall, and shall cause the Acquired Entity to, except as contemplated by this Agreement or as consented to by Purchaser in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), operate the business of Asset Seller and the Acquired Entity in the ordinary course of business consistent with past practice.  Without limiting the generality of the foregoing, except as set forth on Schedule 6.1 or as consented to by Purchaser in writing (which consent shall not be unreasonably conditioned, withheld or delayed), Asset Seller shall not, and Equity Seller shall cause the Acquired Entity not to, except as otherwise contemplated by this Agreement:

(a)

change or amend the Organizational Documents of Asset Seller or the Acquired Entity, except as otherwise required by Law;

(b)

enter into, modify or terminate any Acquired Contract or any Contract of the Acquired Entity;

(c)

sell, assign, transfer, convey, lease or otherwise dispose of any Acquired Assets or any assets or properties of the Acquired Entity (other than the disposition of obsolete or worn-out assets) or any properties of any Seller at which any Acquired Assets or assets of the Acquired Entity are located;

(d)

allow to expire or lapse any insurance policy of Asset Seller or the Acquired Entity;

(e)

(i) take any action with respect to the grant of any severance or termination pay to any employee that will or would reasonably be expected to become due and payable after the Closing Date; (ii) make any change in the key management structure of the Acquired Entity or Asset Seller, including the hiring or termination of officers; (iii) transfer into employment with the Acquired Entity or Asset Seller any individual employed by any other Seller or one of its Affiliates; (iv) transfer any employee of the Acquired Entity or Asset Seller to employment with any other Seller or one of its Affiliates; (v) increase or agree to increase the compensation of any employee, other than immaterial increases in compensation occurring in the ordinary course of business consistent with past practices, (vi) enter into or offer to enter into or amend, terminate or waive any right under any material employment or consulting agreement with any Person or group of Persons employed by the Acquired Entity or Asset Seller, including collective bargaining agreements; or (vii) except as required to comply with applicable Law, adopt, enter into or amend any Employee Plan that provides benefits to employees of the Acquired Entity or Asset Seller;

(f)

acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

(g)

make any loans or advances to any Person;

(h)

make any income Tax election, change an annual accounting period, adopt or change any accounting method (except as otherwise required by GAAP), file any amended Tax Return, enter into any closing agreement as described in Section 7121 of the Code (or any similar provision of state, local or foreign income Tax Law) with a Governmental Authority with respect to material Taxes, settle any Tax claim or assessment for a material amount of Taxes relating to the Acquired Entity, surrender any right to claim a refund of a material amount of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Acquired Entity;

(i)

(i) create, incur or assume any Indebtedness by the Acquired Entity, or (ii) allow the Acquired Entity to assume, guarantee, endorse or otherwise become liable for any Indebtedness of any Person;

(j)

settle or compromise, or agree to settle or compromise, any Action (whether or not commenced prior to the date of this Agreement) involving the Acquired Assets or the Acquired Entity (it being agreed that this clause (j) shall not apply to Tax matters, which shall be governed by clause (h) above);

(k)

adopt a plan of complete or partial liquidation, dissolution or recapitalization;

(l)

increase the staffing levels on the P109 Project beyond bid levels;

(m)

remove any Retained P109 Cash from the Acquired Entity’s bank account, other than for the payment of costs and expenses incurred by the Acquired Entity exclusively related to the P109 Project;

(n)

distribute any cash proceeds related to the P109 Project to any member of the Acquired Entity or apply any cash proceeds related to the P109 Project to pay any expense or cost on account of any project of the Acquired Entity or the Asset Seller, except for expenses relating to the P109 Project coming due in the ordinary course of business consistent with past practices; or

(o)

enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.1.

Section 6.2

Inspection.

(a)

From the date of this Agreement through the earlier of the Closing or the termination of this Agreement, subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Sellers and the Acquired Entity by third-parties that may be in Sellers’ or the Acquired Entity’s possession from time to time, and except for any information that is subject to attorney-client privilege or other privilege from disclosure (provided that Sellers shall use its commercially reasonable efforts to provide such information in a manner that does not result in any breach of such confidentiality obligations or similar restrictions or any loss of attorney-client or other privilege), Sellers shall, and shall cause the Acquired Entity to, afford to Purchaser and its accountants, counsel and other representatives reasonable access, during normal business hours, upon reasonable advance notice, and in such manner as to not interfere with the normal operation of the business of Sellers or the Acquired Entity, to all of their respective properties, books, Contracts, commitments, Tax Returns, records related to the Acquired Entity, including access to appropriate officers and employees, and shall furnish Purchaser and its representatives with all financial and operating data and other information concerning the affairs of the Acquired Entity as Purchaser or any of such representatives may reasonably request.

(b)

For the avoidance of doubt, all information obtained by Purchaser and its representatives pursuant to this Section 6.2 shall be subject to the provisions of the Confidentiality Agreement.

Section 6.3

No Solicitations.

(a)

From the date hereof through the earlier of the Closing or the termination of this Agreement, Sellers shall not, and shall not authorize or permit any of their Affiliates (including the Acquired Entity) or any of their respective Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Sellers shall immediately cease and cause to be terminated, and shall cause their Affiliates (including the Acquired Entity) and all of their respective Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Purchaser or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Acquired Entity or Asset Seller; (ii) the issuance or acquisition of equity securities of the Acquired Entity or Asset Seller; (iii) the sale, lease, exchange or other disposition of any significant portion of the Acquired Entity’s or Asset Seller’s properties or assets, including through a joint venture or (iv) any similar transaction.

(b)

In addition to the other obligations under this Section 6.3, each Seller shall promptly (and in any event within three (3) Business Days after receipt thereof by such Seller, any of its Affiliates, or its or their respective Representatives) advise Purchaser orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal.

(c)

Sellers acknowledge that a breach of this Section 6.3 would give rise to irreparable harm to Purchaser, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach of this Section 6.3 Purchaser shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to specific performance or any other equitable relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 6.4

Termination of Intercompany Obligations and Agreements.

  Except for the Transition Services Agreement, the Leasing Agreement, the Subcontract, the Permitted Intercompany Debt, any accounts payable due to Affiliates of the Acquired Entity as set forth in Schedule 6.4, and this Agreement, all accounts payable, Indebtedness or Contracts, including all allocations of insurance premiums, between the Acquired Entity, on the one hand, and any Seller or any of its Affiliates, on the other hand, shall be fully paid and terminated prior to Closing.

Section 6.5

Interim Financial Statements.

  From the date hereof until the Closing Date, Seller and its Affiliates shall prepare and deliver to Purchaser, within twenty-five (25) days of the applicable month end, monthly consolidated financial statements of the Acquired Entity, to be in scope and detail mutually agreed upon by the parties.

Section 6.6

Confidentiality.

  For a period beginning on the Closing Date and ending seven (7) years after the Closing Date, Sellers and their Affiliates will treat and hold as confidential all information concerning the Acquired Assets and the business and operations of the Acquired Entity and refrain from disclosing such information to any third party (and will instruct their respective directors, employees, representatives and other agents who have had access to such information to keep it confidential), unless such information is (i) now or hereafter disclosed, through no breach of this Section 6.6 by Sellers or their Affiliates or any of their respective directors, employees, representatives or other agents, in a manner making it available to the general public, (ii) required to be disclosed by applicable Law or the rules of any stock exchange on which the securities of any Seller or its Affiliates may be listed, (iii) disclosed to any court or other Governmental Authority in connection with any dispute between Purchaser and any Seller with respect to the transactions contemplated hereby, or (iv) disclosed to directors, employees, representatives and other agents of Equity Seller or its controlled Affiliates who Equity Seller determines need to know such information.

Section 6.7

Bank Accounts.

  Sellers shall (i) eliminate any cash sweep by Sellers and their Affiliates of all Acquired Entity bank accounts prior to the Closing Date and (ii) transfer ownership of all Acquired Entity bank accounts to the Acquired Entity and transition Acquired Entity bank account signatories and wire transfer authority to individuals designated by Purchaser as of the Closing, except for any bank account of which control is transferred back to Seller or an Affiliate thereof from Acquired Entity pursuant to the Subcontract.

Section 6.8

Non-Competition, Non-Solicitation and Non-Disparagement.

(a)

For a period commencing on the Closing Date and ending on December 31, 2018 (the “Restricted Period”) and except as set forth in Section 6.9, Sellers shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Restricted Territory, whether directly, indirectly, as a contractor, subcontractor or otherwise; (ii) have any interest in any Person that engages directly or indirectly in the Restricted Business in the Restricted Territory (whether as a contractor, subcontractor or otherwise) in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between Purchaser, its Affiliates (including the Acquired Entity) and customers, clients, subcontractors, vendors or suppliers of Purchaser or the Acquired Entity in the Restricted Territory. Notwithstanding the foregoing, (x) Asset Seller may complete its existing performance obligations under any Excluded Contracts in effect as of the date of this Agreement and warranty and related services related to any Company Services provided pursuant to any Contracts entered into prior to the date hereof which are not Acquired Contracts, (y) Equity Seller may perform its obligations pursuant to the Subcontract, and (z) the foregoing shall not restrict any parties from owning, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such party, together with its Affiliates, is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own one percent (1%) or more of any class of securities of such Person.

(b)

During the Restricted Period, Sellers shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, directly or indirectly, hire or solicit any employee of Purchaser or any of its Affiliates (including the Acquired Entity) or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided that nothing in this Section 6.8(a) shall (i) prevent Equity Seller or any of its Subsidiaries or Affiliates from hiring any employee whose employment with Purchaser or its Affiliates (including the Acquired Entity) was terminated more than one (1) year prior or (ii) prevent Equity Seller from utilizing the services of certain employees pursuant to the Leasing Agreement.

(c)

During the Restricted Period, Sellers shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients, customers, subcontractors, vendors or suppliers of Purchaser and its Affiliates (including the Acquired Entity) which receive or provide services in the Restricted Territory or potential clients, customers, subcontractors, vendors or suppliers of Purchaser and its Affiliates (including the Acquired Entity) which are sought to receive or provide services in the Restricted Territory for purposes of diverting their business or services from Purchaser and its Affiliates in the Restricted Territory.  For the avoidance of doubt, this Section 6.8(c) shall not prohibit Sellers or any of their respective Subsidiaries or Affiliates from, directly or indirectly, soliciting or enticing, or attempting to solicit or entice, any actual or potential clients, customers, subcontractors, vendors or suppliers of Purchaser and its Affiliates (including the Acquired Entity) to the extent that any such solicitations exclusively relate to matters, opportunities, or potential transactions that are outside of the Restricted Territory.

(d)

Sellers acknowledge that a breach or threatened breach of this Section 6.8 would give rise to irreparable harm to Purchaser, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of a breach or a threatened breach by Equity Seller or any of its Subsidiaries or controlled Affiliates of any such obligations, Purchaser shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)

During the Restricted Period, no officer, director or member of any Seller’s senior management team, acting in his or her capacity as such, or any other representative of a Seller or any of their respective Affiliates authorized to speak on such Person’s behalf, shall make any communication, whether orally, in writing or in any other form whatsoever, to a third party that such member of such Seller’s senior management team knows, or reasonably should know, will disparage Purchaser and its Affiliates (including the Acquired Entity), or their respective businesses or products.  Notwithstanding the foregoing, it shall not be a breach of this Section 6.8(e) for any such officer, director or member of any Seller’s senior management team, acting in his or her capacity as such, or any other representative of a Seller or any of their respective Affiliates authorized to speak on such Person’s behalf, in connection with competitive or potentially competitive activities, to communicate to or discuss with a third party the competitive advantages of Sellers and their Affiliates as compared to the competitive disadvantages of the Pernix and its Affiliates; provided that such communications and discussions (i) do not involve the Restricted Territory, (ii) are not made to or with any third parties with operations or proposed operations in the Restricted Territory regarding operations or proposed operations in the Restricted Territory and (iii) are not in violation of any of the other provisions of this Section 6.8.

(f)

Sellers acknowledge that the restrictions contained in this Section 6.8 are reasonable and necessary to protect the legitimate interests of Purchaser and constitute a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.8 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.8 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 6.9

Use of Track Record.

  Asset Seller hereby grants to Purchaser and its Affiliates (including the Acquired Entity) a non-assignable (except to Affiliates of Purchaser), non-exclusive, royalty-free, perpetual license to use and refer to the Asset Seller’s track record of completed projects in marketing materials, proposals, or otherwise, for the limited purpose of informing existing and prospective customers, clients, suppliers, subcontractors and other

Persons that certain employees of Purchaser and its Affiliates were involved with and/or responsible for certain projects included in Asset Seller’s track record of completed projects.

Section 6.10

Use of Bishman Name.

  Within five (5) Business Days following the Closing Date, Asset Seller shall cease using the tradename Bishman Continental Services, any name including the word “Bishman” or the initials “BCS” or anything similar to any of the foregoing.

Section 6.11

Acquired Contracts.

  With respect to each Contract that Asset Seller has entered into to manage the construction and/or development of an Additional Project as set forth on Schedule 3.1(b), Sellers shall use commercially reasonable efforts to obtain and deliver prior to the Closing (A) an executed novation of such Contract transferring such Contract to Purchaser (or its designee) and (B) assignments to Purchaser of all Permits related to, or necessary for, the performance of such Contract, together with any deposits or other restricted cash held, or which should be held, by Asset Seller or any of its Affiliates, related to such Contract, and all accounts receivable related thereto.

Section 6.12

Cooperation on SEC Matters.

  In the event that the U.S. Securities and Exchange Commission were to require or request that Pernix disclose (in a Form 8-K or otherwise) any historical audited financial statements or other financial data of the Acquired Entity of the type required by Regulation S-X and Regulation S-K under the Securities Act of 1933, as amended, Sellers shall use commercially reasonable efforts to cooperate with Pernix and its representatives with respect to such financial statements and financial data, including afford to Pernix and its accountants, counsel and other representatives reasonable access, during normal business hours, upon reasonable advance notice, and in such manner as to not interfere with the normal operation of the business of Sellers, to their respective properties, books, Contracts, commitments, Tax Returns and other records related to the Acquired Entity, including access to appropriate officers and employees, and shall furnish Purchaser and its representatives with all financial and operating data and other information concerning the affairs of the Acquired Entity as Purchaser or any of such representatives may reasonably request.

ARTICLE VII.
COVENANTS OF PURCHASER

Section 7.1

Non-Solicitation and Non-Disparagement.

(a)

During the period beginning on the date hereof and ending on the date that is six (6) months following either the Closing Date or the Termination Date, as applicable, Purchaser shall not, and shall not permit any of its respective Subsidiaries or Affiliates to, directly or indirectly, solicit or contact any client or customer of Equity Seller and its Affiliates regarding that certain AEPC Group/Pratt and Whitney Project to be performed by Equity Seller and its Affiliates in Taiwan (the “dck Protected Project”); provided, however, that the foregoing shall not prohibit Purchaser and its Affiliates from engaging in discussions or entering into any agreement with respect to the dck Protected Project to the extent that any such customer or client of Equity Seller and its Affiliates solicits Purchaser or any of its Affiliates with a request or offer for any of them to engage in the dck Protected Project and such contact is not initiated by Purchaser or any of its Affiliates.

(b)

During the Restricted Period, Purchaser shall not, and shall not permit any of its Affiliates or Subsidiaries to, directly or indirectly, hire or solicit any employee of Sellers or any of their respective Affiliates or Subsidiaries or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided that nothing in this Section 7.1(a) shall prevent Purchaser or any of its Subsidiaries or Affiliates from hiring any employee whose employment with Sellers or their respective Affiliates or Subsidiaries was terminated more than one (1) year prior.

(c)

Purchaser acknowledges that a breach or threatened breach of this Section 7.1 would give rise to irreparable harm to Sellers, for which monetary damages would not be an adequate remedy, and hereby agree that in the event of a breach or a threatened breach by Purchaser or any of its Subsidiaries or controlled Affiliates of any such obligations, Sellers shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(d)

During the Restricted Period, no officer, director or member of Purchaser’s senior management team, acting in his or her capacity as such, or any other representative of Purchaser or any of its Affiliates authorized to speak on such Person’s behalf, shall make any communication, whether orally, in writing or in any other form whatsoever, to a third party that such member of Purchaser’s senior management team knows, or reasonably should know, will disparage Sellers and their respective Affiliates, or their respective businesses or products.  Notwithstanding the foregoing, it shall not be a breach of this Section 7.1(d) for any such officer, director or member of Purchaser’s senior management team, acting in his or her capacity as such, or any other representative of the Purchaser Parties or any of their respective Affiliates authorized to speak on such Person’s behalf, in connection with competitive or potentially competitive activities, to communicate to or discuss with a third party the competitive advantages of Pernix and its Affiliates as compared to the competitive disadvantages of the Sellers and their Affiliates; provided that such communications and discussions are not in violation of any of the other provisions of this Section 7.1.

(e)

Purchaser acknowledges that the restrictions contained in this Section 7.1 are reasonable and necessary to protect the legitimate interests of Sellers and constitute a material inducement to Sellers to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 7.1 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 7.1 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 7.2

Books and Records.  In order to facilitate the resolution of any claims made against or incurred by Sellers, or for any other reasonable purpose, for a period of five (5) years after the Closing, Purchaser shall: (i) retain all books and records to which it will gain access pursuant to its purchase of the Acquired Assets (including personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Sellers; and (ii) upon reasonable notice, afford the Sellers reasonable access (including the right to make, at Sellers’ expense, photocopies), during normal business hours, to all such books and records in such a manner as to prevent disruption to Purchaser and its Affiliates.

Section 7.3

Designation and Appointment of Management Board.    Purchaser hereby covenants and agrees that it shall elect the following individuals to the management board of the Acquired Entity (the “Management Board”): (i) Stephen D’Angelo; (ii) Joseph Belechak; (iii) Robert Hook; and (iv) Eugene Bucci (as the alternate) (the “Management Board Designees”). Purchaser shall not remove any of the Management Board Designees except upon receiving written instructions from Sellers authorizing any such removal. In the event any of the Management Board Designees resign from the Management Board, Purchaser shall elect an individual designated in writing by Sellers to replace any such resigning Management Board Designee.

ARTICLE VIII.
JOINT COVENANTS

Section 8.1

Support of Transaction.

  Purchaser and Sellers shall, and shall each cause their respective Affiliates to, (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents and approvals required to be obtained in connection with the transactions contemplated hereby, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Purchaser, Sellers, the Acquired Entity or their respective Affiliates are required to obtain in order to consummate the transactions contemplated by this Agreement, and (c) take such other actions as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article X or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable.  Notwithstanding the foregoing, in no event shall either party or any of its Affiliates be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents or approvals required in order to consummate the transactions contemplated by this Agreement pursuant to the terms of any Contract to which Asset Seller or the Acquired Entity is a party.

Section 8.2

Employment Matters.

(a)

Upon the Closing, Asset Seller shall terminate, and Purchaser shall make offers of employment to each of the employees of Asset Seller identified in Schedule 8.2(a) (the “Transferred Employees”) to commence effective upon the Closing.  Such offers shall be made by Purchaser on terms on conditions which, in the aggregate for each such individual, are comparable to those existing immediately prior to the Closing.  Not later than the Closing Date, Sellers will provide to Purchaser such information with respect to each Transferred Employee as may be reasonably necessary to permit Purchaser to comply with its covenants in this Section 8.2(a) with respect to the Transferred Employees. Purchaser hereby covenants and agrees that it will be responsible for any WARN Liability with respect to any Transferred Employees of Asset Seller that accept employment with Purchaser at Closing pursuant to this Section 8.2(a), and such WARN Liabilities shall constitute Assumed Liabilities.  Asset Seller hereby agrees that it will be responsible for any WARN Liability with respect to any employees of Asset Seller other than Transferred Employees that accept employment with Purchaser at Closing pursuant to this Section 8.2(a), and such WARN Liabilities shall constitute Excluded Liabilities.

(b)

Asset Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees (including Transferred Employees), officers, directors, independent contractors or consultants of the Acquired Entity or Asset Seller or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring prior to the Closing Date. Asset Seller also shall remain solely responsible for all worker's compensation claims of any current or former employees (including Transferred Employees), officers, directors, independent contractors or consultants of the Acquired Entity or Asset Seller which relate to events occurring prior to the Closing Date.  Asset Seller shall pay, or cause to be paid, all such amounts to the appropriate Persons as and when due.

(c)

Purchaser shall give those Transferred Employees that accept employment with Purchaser at Closing pursuant to Section 8.2(a) full credit for prior service from each such employee’s hire date as set forth on Schedule 4.13(a) for purposes of eligibility and vesting under any Employee Plan of Purchaser for which such employee is eligible and offered participation (except where such credit would result in a duplication of benefits; provided that Purchaser may modify, terminate or revise any employee benefit plan as it sees fit; and provided, further, that Purchaser shall not be required to credit any service to the extent that doing so would result in duplication of benefits, and further provided that nothing herein entitles any employee to contributions under any retirement plan for time periods prior to or after the Closing).  Asset Seller shall be responsible for all severance and other obligations related to the payment of final wages with respect to all employees of Asset Seller, whether terminated at, prior to, or following the Closing, other than those employees that are hired by Purchaser at Closing pursuant to Section 8.2(a), including all accrued but unused vacation pay that was vested at the time of termination with respect to such employees.  Purchaser shall be responsible for all severance and other obligations related to the payment of final wages with respect to Transferred Employees that accept employment with Purchaser at Closing pursuant to Section 8.2(a), excluding the Accrued Vacation Amount.  Asset Seller shall be responsible for paying the portion of the Accrued Vacation Amount applicable to each Transferred Employee that accepts employment with Purchaser at Closing pursuant to Section 8.2(a), and shall make such payments at the Closing.

(d)

Effective as of the Closing Date, Asset Seller shall cease to serve and Purchaser shall commence to serve as the sponsoring and petitioning employer for U.S. immigration law purposes with respect to Transferred Employees that accept employment with

Purchaser.  As a result, Purchaser shall therefore assume all immigration-related obligations and liabilities that have arisen or will hereafter arise in connection with the submission of petitions, applications or other filings to certain bureaus within the U.S. Department of Homeland Security (U.S. Citizenship and Immigration Services, Immigration and Customs Enforcement, and Customs and Border Protection), the U.S. Department of Labor or the U.S. Department of State (including any U.S. embassy or consular post) requesting the grant of employment-based nonimmigrant and immigrant visa benefits on behalf of these persons. Notwithstanding the foregoing assumption of the specific immigration-related assets and obligations. Purchaser expressly declines to assume all other actual or contingent liabilities of Seller except as otherwise expressly provided in this Agreement.  The parties intend that Purchaser (by agreeing to hire the Transferred Employees, and agreeing, as a sponsoring employer, to assume the immigration-related obligations and liabilities described above) shall be considered the successor in interest to Asset Seller solely and exclusively for U.S. immigration law purposes.

(e)

The provisions of this Section 8.2 are solely for the benefit of the Purchaser Parties and Sellers, and do not create any contractual or other rights for the benefit of any other party, including any current or former employee, officer, director, independent contractor or consultant of the Business, or the spouses, dependents or beneficiaries thereof.

Section 8.3

Tax Matters.

(a)

Transfer Taxes.  All sales, use, transfer, documentary, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) (“Transfer Taxes”), if any, incurred in connection with the transfer of the Acquired Equity Interests and the Acquired Assets shall be paid by the party primarily responsible for such Tax under applicable Law when due.  Notwithstanding Section 8.3(b) below, which shall not apply to Tax Returns relating to Transfer Taxes, (i) the party legally responsible for filing any Tax Return relating to Transfer Taxes described in the immediately preceding sentence shall timely file such Tax Return, (ii) the party legally responsible for filing such Tax Return will use its commercially reasonable efforts to provide such Tax Return to the other party at least ten (10) days prior to the due date for such Tax Return, and (iii) such other party, at least two (2) Business Days prior to the due date for filing such Tax Return, shall pay to the party legally responsible for filing such Tax Return or any of its Affiliates, as applicable, the amount of any Transfer Taxes required to be paid by such party in connection with such filing pursuant to this Section 8.3(a).

(b)

Responsibility for Filing Tax Returns.  Equity Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Entity for Pre-Closing Tax Periods.  Purchaser shall prepare, or cause to be prepared, and file, on a timely basis all other Tax Returns with respect to the Acquired Entity.  Neither Purchaser nor the Acquired Entity shall file any Tax Return (amended or otherwise) with respect to the Acquired Entity for any Pre-Closing Tax Period without the prior written consent of Equity Seller.

(c)

Straddle Period.  In the case of a Straddle Period, the amount of any Taxes payable for the portion of such Straddle Period that ends on the Closing Date shall (i) in the case of property or ad valorem Taxes, be deemed to be the amount of Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of such Straddle Period ending on the Closing Date and the denominator of which is the total number of days in such Straddle Period and (ii) in the case of all other Taxes, be determined based on an interim closing of the books as of the close of business on the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period.

(d)

Cooperation.  Sellers, the Acquired Entity and Purchaser shall reasonably cooperate, and shall cause their respective Representatives to reasonably cooperate, in preparing and filing all Tax Returns pursuant to this Section 8.3, including maintaining and making available to each other all records necessary in connection with such Taxes and in resolving all disputes and audits with respect to all taxable periods relating to such Tax Returns.

(e)

Tax Controversies.

(i)

After the Closing, Purchaser shall promptly notify Equity Seller of any Action relating to Taxes of the Acquired Entity (a “Tax Matter”) for which any Seller may be liable under this Agreement; provided that no delay by Purchaser to provide notice of a Tax Matter shall relieve any Seller of any obligation it may have to indemnify the Purchaser Indemnitees except to the extent that such Seller’s defense thereof is prejudiced by such delay.

(ii)

Purchaser shall have control over the defense, compromise or other resolution of any Tax Matter; provided that Purchaser shall keep Equity Seller reasonably informed regarding the progress and substantive aspects of any Tax Matter relating to a Pre-Closing Tax Period, Equity Seller shall be entitled to participate in such Tax Matter and Purchaser shall not resolve (whether by discharge, settlement, compromise or other disposition) such Tax Matter without obtaining the prior written consent of Equity Seller (not to be unreasonably withheld or delayed).

(iii)

Notwithstanding anything to the contrary in this Agreement, this Section 8.3(e) shall control with respect to the defense of any Tax Matter.

(f)

Tax Sharing Agreements.  Any tax-sharing agreement between Equity Seller or any of its Affiliates and the Acquired Entity shall be terminated as of the Closing Date.

(g)

Except to the extent required by applicable Law, Purchaser and Sellers shall treat any indemnification payments made pursuant to this Agreement as adjustments to the Purchase Price for income Tax purposes.

(h)

Section 754 Election. Upon Purchaser’s request, Equity Seller agrees that it will cause the Acquired Entity to make a Section 754 Election, to adjust the basis of assets to reflect to Purchase Price allocated to the Acquired Equity Interests and the share of the Acquired Entity’s liabilities attributable to the Acquired Equity Interests purchased by Purchaser pursuant to this Agreement.

ARTICLE IX.
EQUITY INTEREST PURCHASE OPTION

Section 9.1

Purchase Option.

           (a)         During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the “Purchase Option Period”), Purchaser shall have the option, in its sole discretion, by providing written notice to dck pacific region, to acquire 100% of the equity interests in Asset Seller from dck pacific region, for a purchase price in cash equal to the Fair Market Value of such equity interests in Asset Seller (the “Purchase Option”).  For purposes of this Section 9.1, “Fair Market Value” of the equity interests in Asset Seller shall mean (i) an amount mutually agreed upon by dck pacific region and Pernix, or if no amount is mutually agreed upon, (ii) the fair market value of such equity interests in Asset Seller as determined by a nationally or regionally recognized independent third party appraiser or investment banking firm to be selected by Pernix in its discretion.

(b)

Beginning on the date of delivery by Purchaser to dck pacific region of written notice of its intention to exercise the Purchase Option, dck pacific region and Pernix shall have thirty (30) days to determine if they can mutually agree on the Fair Market Value of the equity interests in Asset Seller.  In the event that dck pacific region and Pernix are not able to agree upon such Fair Market Value, then Pernix shall appoint a nationally or regionally recognized independent third party appraiser or investment banking firm, in Pernix’s sole discretion and at Pernix’s sole expense, to determine the Fair Market Value, and such independent third party appraiser or investment banking firm shall be instructed to provide dck pacific region and Pernix with its determination of the Fair Market Value of the equity interests in Asset Seller within thirty (30) days of its engagement.  dck pacific region, Asset Seller and their Affiliates shall use commercially reasonable efforts to cooperate with such appraiser, including providing the appraiser with reasonable access, during normal business hours, upon reasonable advance notice, and in such manner as to not interfere with the normal operation of the business of Asset Seller, to the properties, books, Contracts, commitments, and Tax Returns of Asset Seller, including access to appropriate officers and employees, and shall furnish the appraiser with all financial and operating data and other information concerning the affairs of Asset Seller as the appraiser may reasonably request.

(c)

In the event that a third party appraiser is used to determine Fair Market Value pursuant to Section 9.1(b), following the receipt of the appraiser’s report stating the Fair Market Value, Purchaser shall give written notice to dck pacific region within ten (10) Business Days following the receipt of the appraiser’s report of its decision to withdraw its election to exercise the Purchase Option.  If no such written notice is provided by Purchaser, Purchaser shall be deemed to have elected to the exercise its Purchase Option.  If Purchaser elects to withdraw the Purchase Option, it shall not be required to purchase the equity interests in Asset Seller and, thereafter, may not for a period of six (6) moths deliver another written notice of its intention to exercise the Purchase Option.

(d)

Upon the earlier of (i) determination of Fair Market Value by mutual agreement of dck pacific region and Pernix pursuant to Section 9.1(b), or (ii) the last day upon which Purchaser may deliver written notice dck pacific region under Section 9.1(c), if such a notice has not been so delivered, the parties shall promptly negotiate a definitive purchase agreement with respect to the purchase of the equity interests in Asset Seller by Purchaser or its Affiliate; provided that such definitive purchase agreement shall contain customary representations, warranties, covenants and indemnities for similar transactions, which terms, unless otherwise agreed upon by dck pacific region and Pernix, shall be based upon the median for such terms as identified in the most recent American Bar Association deal survey then available with respect to private company acquisitions. Purchaser and dck pacific region shall use commercially reasonable efforts to consummate the acquisition of the equity interests in Asset Seller pursuant to this Section 9.1 within thirty (30) days of the beginning of negotiation of the definitive purchase agreement described in this Section 9.1(d).

(e)

Upon the closing of the acquisition of the equity interests in Asset Seller by Purchaser or its Affiliate, Asset Seller will thereafter have no further rights to use any of its assets, including, without limitation, all of Asset Seller’s goodwill and its track record of completed projects, and Sellers and their respective Affiliates shall thereafter promptly remove all evidence of its Asset Seller’s track record of completed projects from their websites and marketing materials.

(f)

During the Purchaser Option Period, except for transfers of the equity interests in Asset Seller to Purchaser pursuant to this Section 9.1, (i) Sellers and dck pacific region shall not, directly or indirectly, sell or transfer any equity interests in the Asset Seller, whether by sale, merger or otherwise, to any Person, and (ii) Sellers and dck pacific region shall not, and shall cause Asset Seller not to, sell or transfer any material assets of Asset Seller other than in the ordinary course of business consistent with past practice.

(g)

The parties hereto acknowledge and agree that dck pacific region is a party to this agreement solely with respect to this Section 9.1.  Equity Seller and Seller Parent shall cause dck pacific region to comply with its obligations pursuant to this Section 9.1.

Section 9.2

Information Rights.

  During the Purchase Option Period and at the request of Purchaser, which shall in no event occur more than once in any calendar quarter, Asset Seller shall provide Purchaser with the most recent unaudited consolidated balance sheets, statements of income and cash flows of Asset Seller. Each of such financial statements shall present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Asset Seller, as of the dates and for the periods indicated in such financial statements.

Section 9.3

Inspection.

  During the Purchase Option Period, but no more than twice during any calendar year, subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Asset Seller by third-parties that may be in Asset Seller’s possession from time to time, and except for any information that is subject to attorney-client privilege or other privilege from disclosure (provided that Asset Seller shall use its commercially reasonable efforts to provide such information in a manner that does not result in any breach of such confidentiality obligations or similar restrictions or any loss of attorney-client or other privilege), Asset Seller shall afford to Purchaser and its accountants, counsel and other representatives, reasonable access, during normal business hours, upon reasonable advance notice, and in such manner as to not interfere with the normal operation of the business of Asset Seller, to the properties, books, Contracts, commitments, and Tax Returns of Asset Seller, including access to appropriate officers and employees, and shall furnish Purchaser and its representatives with all financial and operating data and other information concerning the affairs of Asset Seller as Purchaser or any of such representatives may reasonably request.

Section 9.4

Substitution of Bonds.

  In the event that Purchaser elects to exercise the Purchase Option during the Purchase Option Period, Purchaser shall substitute all Surety Bonds required to be posted in connection with the operations of Asset Seller as to which any Affiliate of Asset Seller has any indemnity or similar obligation.

Section 9.5

Termination of Indemnification Obligations.

  In the event that Purchaser elects to exercise the Purchase Option during the Purchase Option Period, upon the closing of the sale and transfer of the equity interests in Asset Seller to Purchaser, Purchaser Indemnitees shall cease to have any further rights to indemnification pursuant to Section 11.2(d) and Section 11.2(e).

ARTICLE X.
CONDITIONS TO OBLIGATIONS

Section 10.1

Conditions to Obligations of Purchaser and Sellers.

  The obligations of Purchaser and Sellers to consummate, or cause to be consummated, the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by such parties:

(a)

all necessary Permits, approvals, clearances and consents of or filings with any Governmental Authorities shall have been obtained or made; and

(b)

there shall not be in force, or threatened in writing, any Governmental Order or Law or any Action which seeks a Governmental Order restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement or otherwise materially limiting, restricting or otherwise materially interfering with the ability of Purchaser to conduct the Business following the Closing.

Section 10.2

Conditions to Obligations of Purchaser.

.  The obligation of Purchaser to consummate, or cause to be consummated, the transactions contemplated by this Agreement is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Purchaser:

(a)

each of the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as if made anew on and as of such date (except with respect to representations and warranties that speak as to an earlier date, which representations and warranties shall be true and correct in all material respects on and as of such earlier date);

(b)

each of the covenants and agreements of Sellers to be performed as of or prior to the Closing shall have been performed in all material respects;

(c)

since the date of this Agreement, there shall not have occurred any Material Adverse Effect;

(d)

Equity Seller shall have delivered to Purchaser a certificate, signed by an officer of Equity Seller, dated the Closing Date, certifying, on behalf of Sellers, that, to the knowledge and belief of such officer, the conditions specified in Section 10.2(a) and Section 10.2(b) have been satisfied;

(e)

Sellers shall have delivered to Purchaser all third party consents set forth on Schedule 10.2(e);

(f)

The members of the Acquired Entity shall have authorized and approved the Amendment to the JV Agreement, with such Amendment to the JV Agreement to be effective as of the Closing;

(g)

Each Seller shall have delivered to Purchaser a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that such Seller is not a foreign person as defined in Section 1445 of the Code;

(h)

The Acquired Entity shall have established a separate bank account for the P109 Project and all Retained P109 Cash shall have been deposited in such separate bank account for the P109 Project;

(i)

Seller shall have complied with the bulk sales notice and filing requirements pursuant to Section 6107 of the Guam Uniform Commercial Code;

(j)

Environmental Chemical Corporation, a Kentucky corporation and a member of the Acquired Entity (“ECC”), shall have executed and delivered to Purchaser, in a form approved by Purchaser in its discretion, an agreement (the “ECC Release and Waiver”) stating that ECC agrees that it waives, releases and covenants not to make any claims against (i) Purchaser or any of its Affiliates related to amounts owed to ECC or the Acquired Entity by Equity Seller or any of its Affiliates or (ii) the P-109 Project in connection with any matter occurring on or prior to the Closing or any act or omission of Equity Seller or any of its Affiliates,  except for (x) $347,353.32 to be paid  by Pernix as follows: $150,000 shall be paid within five (5) days after Equity Seller’s membership interest in Acquired Entity is transferred to Purchaser, and (b) the balance of  $197,353.52 shall be paid on or before July 31, 2015, and (y) ECC’s  right to pursue change orders requests in the ECC MEC P-109 Subcontract in the amount of $181,888.92 as described in Exhibit A to the ECC Release and Waiver;

(k)

Liberty shall have executed and delivered to Purchaser an agreement substantially in the form attached as Exhibit H hereto;

(l)

Zurich shall have executed and delivered to Liberty an agreement, in form and substance reasonably acceptable to Purchaser, indemnifying Liberty from any claims made with respect to the P109 Bond issued by Liberty;

(m)

Asset Seller shall have paid all Accrued Vacation Amounts to the employees hired by Purchaser pursuant to Section 8.2(a); and

(n)

The U.S. Navy shall have agreed in writing to the replacement of Liberty’s bond on the P109 Project with a new bond on the P109 Project from Zurich, in a form reasonably acceptable to Purchaser, and such agreement shall have been delivered to Purchaser; provided however that replacement or return of the Liberty bond shall be deemed to be such an agreement in writing.

Section 10.3

Conditions to the Obligations of Sellers.

  The obligation of Sellers to consummate, or cause to be consummated, the transactions contemplated by this Agreement is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Sellers:

(a)

each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as if made anew on and as of such date (except with respect to representations and warranties that speak as to an earlier date, which representations and warranties shall be true and correct in all material respects on and as of such earlier date);

(b)

each of the covenants and agreements of Purchaser to be performed as of or prior to the Closing shall have been performed in all material respects;

(c)

Purchaser shall have delivered to Seller a certificate signed by an officer of Purchaser, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.3(a) and Section 10.3(b) have been satisfied;

(d)

Purchaser shall have delivered a valid and enforceable Treasury-Rated performance and payment bond for the P109 Project in the amount set forth on Schedule 10.3(d) with respect to the P109 Project (the “P109 Bond”); it being acknowledged and agreed that Purchaser shall use commercially reasonable best efforts to cause the P109 Bond to be issued and delivered as promptly as practicable; and

(e)

Purchaser shall have elected the Management Board Designees in accordance with Section 7.3.

ARTICLE XI.
INDEMNIFICATION

Section 11.1

Survival of Representations, Warranties and Covenants.

  Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months following the Closing Date; provided, however, that (i) the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.15, 5.1, 5.2, 5.3 5.6 and 5.7 (collectively, the “Fundamental Representations”) shall each survive the Closing the expiration of the applicable statute and limitations, and (ii) the representations and warranties in Sections 4.12, 4.14, 4.20 and 4.22 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days.  All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 11.2

Indemnification by Sellers.

  Subject to the other terms and conditions of this Article XI, Sellers shall jointly and severally indemnify and defend Purchaser, the Acquired Entity and their respective Affiliates, and their respective Representatives, successors and permitted assigns (collectively, the “Purchaser Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Damages incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement or in any certificate or instrument delivered by or on behalf of Sellers pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement;

(c)

any Taxes of the Acquired Entity for any Pre-Closing Tax Period and any portion of Straddle Period Taxes that Sellers are liable for pursuant to Section 8.3(c);

(d)

subject to Section 9.5, the Excluded Assets; or

(e)

subject to Section 9.5, the Excluded Liabilities.

Section 11.3

Indemnification by Purchaser.

  Subject to the other terms and conditions of this Article XI, Purchaser shall indemnify and defend Sellers and their Affiliates, and their respective Representatives, successors and permitted assigns (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Damages incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or in any certificate or instrument delivered by or on behalf of Purchaser pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement;

(c)

any Taxes of the Acquired Entity for any Post-Closing Tax Period and any portion of Straddle Period Taxes that Purchaser is liable for pursuant to Section 8.3(c); or

(d)

the Assumed Liabilities.

Section 11.4

Certain Limitations.

  The indemnification provided for in Section 11.2 and Section 11.3 shall be subject to the following limitations:

(a)

Seller shall not be liable to the Purchaser Indemnitees for indemnification under Section 11.2(a) until the aggregate amount of all Damages in respect of indemnification under Section 11.2(a) exceeds $50,000 (the “Basket Amount”), in which event Seller shall be required to pay or be liable for all such Damages from the first dollar.  Seller shall have no further liability pursuant to Section 11.2(a) to the extent the aggregate amount of Damages for which it has provided indemnification pursuant to Section 11.2 and Section 11.5 exceeds the Purchase Price (the “Cap”); provided, that in no event shall the Cap limit the liability of Sellers pursuant to Section 11.2(b), (c), (d) or (e) or Section 11.5.

(b)

Purchaser shall not be liable to the Seller Indemnitees for indemnification under Section 11.3(a) until the aggregate amount of all Damages in respect of indemnification under Section 11.3(a) exceeds the Basket Amount, in which event Purchaser shall be required to pay or be liable for all such Damages from the first dollar. The aggregate amount of all Damages for which Purchaser shall be liable pursuant to Section 11.3(a) shall not exceed the Cap; provided that in no event shall the Cap limit the liability of the Purchaser Parties pursuant to Section 11.3(b), (c) or (d).

(c)

Notwithstanding the foregoing, the limitations set forth in Section 11.4(a) and Section 11.4(b) shall not apply to Damages based upon, arising out of, with respect to or by reason of fraud or intentional misrepresentation.

(d)

Notwithstanding anything to the contrary herein, to the extent that it has been agreed or finally determined that a breach of a representation or warranty has occurred, any “materiality”, “Material Adverse Effect” or other similar qualification contained (directly or by way of definitions) in the representations and warranties in this Agreement shall be disregarded solely for purposes of determining the amount of Damages subject to indemnification hereunder (i.e., if the materiality threshold has been met, and subject to the Basket Amount (if it has not previously been exceeded), the Indemnified Party has a right to indemnification for the full amount of Damages caused, not just the portion which is in excess of any materiality threshold).

(e)

Other than with respect to a breach of any representation and warranty or covenant set forth in this Agreement, or as otherwise provided in Section 11.5, in no event whatsoever shall Sellers or any of their respective Affiliates have any indemnification obligations pursuant to Section 11.2 for any Third Party Claims (as defined below) relating to the P109 Project.

(f)

Except as provided in Section 11.5, in no event shall Equity Seller’s or Seller Parent’s liability pursuant to Section 11.2(d) or (e) exceed the Cap.

Section 11.5

Special Indemnitees.

  Sellers shall, jointly and severally, indemnify and hold harmless the Purchaser Indemnitees from and against any and all Damages (without regard to any limitations imposed by the Basket Amount or Cap) based upon, arising out of, with respect to or by reason of: (i) the Guam Regional Medical City project, (ii) any claim against Purchaser, any of its Affiliates (other than the Acquired Entity) or the assets of the Acquired Entity relating to the P109 Project (including any accounts receivable or proceeds from such project) to the extent that such claim arises as a result of or relates to any Non-P109 Project, (iii) any claims by any member of the Acquired Entity, or any of their respective Affiliates, arising from the actions of Equity Seller or any of its Affiliates taken prior to the Closing, (iv) any claims by trade creditors of Asset Seller; and (v) any Employee Liabilities that are Excluded Liabilities.

Section 11.6

Indemnification Claim Procedures.

  The party making a claim for indemnification under this Article XI is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article XI is referred to as the “Indemnifying Party”.

(a)

Third Party Claims.  If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than forty-five (45) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Damage that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right, by providing written notice acknowledging its obligation to indemnify the Indemnified Party for all Damages attributable to such Third Party Claim within forty-five (45) days after its receipt of notice of such Third Party Claim, to assume and thereafter conduct the defense of any Action subject to any such Third Party Claim at the Indemnifying Party’s expense and with counsel of the Indemnifying Party’s choice, and the Indemnified Party shall reasonably cooperate in such defense; provided, that if the Indemnifying Party is a Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of Purchaser or its Affiliates (including the Acquired Entity), or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 11.6(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. To the extent that the defense of a Third Party Claim has been assumed by the Indemnifying Party, the Indemnified Party shall have the right to participate in the defense of such Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 11.6(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Damages based upon, arising from or relating to such Third Party Claim. Seller and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.6) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)

Settlement of Third Party Claims.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 11.6(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within thirty (30) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such

Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 11.6(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed); provided, however, that in the event that the Indemnifying Party, having failed to assume the defense of a Third Party Claim as permitted by this Section 11.6(b), fails to consent to a compromise or settlement recommended by the Indemnified Party that would result in Damages not in excess of the Cap, and the Third Party Claim ultimately results in Damages in excess of the Cap, then so long as the Indemnified Party continues to vigorously defend such matter in good faith, the Indemnifying Party shall be liable to the Indemnified Party for all Damages with respect to such Third Party Claim, any Damages in excess of the Cap.

(c)

Direct Claims.  Any Action by an Indemnified Party on account of Damages which do not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than forty-five (45) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Damage that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have forty-five (45) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 11.7

Special Indemnification Procedure.

  In the event that any Third Party Claim relates to or arises out of the operations of Asset Seller prior to the Closing and the Indemnifying Party is a Seller, the Indemnifying Party shall have the right, by providing written notice acknowledging its obligation to indemnify the Indemnified Party for all Damages attributable to such Third Party Claim within forty-five (45) days after its receipt of notice of such Third Party Claim, to assume and thereafter conduct the defense of any Action subject to any such Third Party Claim; provided, however, that Purchaser shall be responsible for the legal fees, costs and expenses of defending any such Third Party Claim (“Defense Costs”) in an amount equal to up to forty percent (40%) of the total amount of Damages asserted in the underlying Third Party Claim (the “Indemnified Party’s Share”); provided that the aggregate cost to be paid by Purchaser with respect to all Defense

Costs for which the defense has been assumed by a Seller, shall not exceed $450,000 (the “Indemnified Party Claim Defense Cap”).  Sellers shall jointly and severally be responsible for all Defense Costs that exceed either the Indemnified Party’s Share or the Indemnified Party Claim Defense Cap.  The foregoing shall in no event limit the rights of any Purchaser Indemnitees to indemnification to which it is entitled pursuant to this Article XI, other than on account of any Defense Costs it is required to pay pursuant to this Section 11.7.

Section 11.8

Exclusive Remedy.

  Subject to Section 6.3 and Section 6.8, and Section 13.12, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article XI. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement that it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article XI. Nothing in this Section 11.7 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE XII.
TERMINATION/EFFECTIVENESS

Section 12.1

Termination.

  This Agreement may be terminated and the transactions contemplated hereby abandoned, at any time prior to the Closing:

(a)

by mutual written consent of Sellers and Purchaser.

(b)

by either Sellers or Purchaser, if the transactions contemplated hereby are permanently enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable Governmental Order (other than a temporary restraining order of a court of competent jurisdiction);

(c)

by written notice to Equity Seller from Purchaser if (i) there is any material breach of any representation, warranty, covenant or agreement on the part of Sellers set forth in this Agreement, such that the conditions specified in Section 10.2(a) or Section 10.2(b) would not be satisfied at the Closing (a “Terminating Seller Breach”), except that, if such Terminating Seller Breach is curable by Sellers through the exercise of their reasonable best efforts, then, for a period of up to forty-five (45) days after receipt by Equity Seller of notice from Purchaser of such breach, but only as long as Sellers continue to use their reasonable best efforts to cure such Terminating Seller Breach (the “Seller Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Seller Breach is not cured within the Seller Cure Period, or (ii) the Closing has not occurred on or before the date that is twenty (20) days following the Effective Date (the “Termination Date”); provided, however, that the right to terminate this Agreement under this subsection (ii) shall not be available if Purchaser is in material default or breach of this Agreement or if Purchaser’s failure to fulfill in all material respects any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

(d)

by written notice to Purchaser from Equity Seller if (i) there is any material breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, such that the conditions specified in Section 10.3(a) and Section 10.3(b) would not be satisfied at the Closing (a “Terminating Purchaser Breach”), except that, if such Terminating Purchaser Breach is curable by Purchaser through the exercise of its reasonable best efforts, then, for a period of up to forty-five (45) days after receipt by Purchaser of notice from Equity Seller of such breach, but only as long as Purchaser continues to use its reasonable best efforts to cure such Terminating Purchaser Breach (the “Purchaser Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Purchaser Breach is not cured within the Purchaser Cure Period, or (ii) the Closing has not occurred on or before the Termination Date; provided, however, that the right to terminate this Agreement under this subsection (ii) shall not be available if any Seller is in material default or breach of this Agreement or if Sellers’ failure to fulfill in all material respects any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

Section 12.2

Effect of Termination.

  Except as otherwise set forth in this Section 12.2, in the event of the termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives, other than liability of Seller or Purchaser, as the case may be, for any intentional and willful breach of this Agreement occurring prior to such termination.  Upon any termination of this Agreement other than pursuant to Section 12.1(d), the Equity Seller shall, and the other Sellers shall cause the Equity Seller to, refund the entire amount of the Good Faith Deposit not more than three (3) Business Days after the effectiveness of such termination.  Notwithstanding the foregoing, the provisions of this Section 12.2 and Article XIII (collectively, the “Surviving Provisions”), the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE XIII.
MISCELLANEOUS

Section 13.1

Amendments and Waivers.

  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Sellers and Purchaser.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 13.2

Notices.

  All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) five (5) days after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) on the date of delivery if delivered by facsimile or email and electronically confirmed before 5:00 p.m. (local time) on any Business Day, or (e) on the next Business Day if delivered by facsimile or email and electronically confirmed either after 5:00 p.m. (local time) or on a non-business day, addressed as follows:

(a)

If to Purchaser or Pernix, to:

Pernix Group, Inc.

151 East 22nd Street
                        Lombard, IL 60148

Attention:  Nidal Zayed, President and CEO

Fax:  (630) 620-4753

Email:   nzayed@pernixgroup.com

with a copy (which shall not constitute notice) to:

Polsinelli PC

161 N. Clark Street, Suite 4200

Chicago, Illinois  60601

Attn:  Michael D. Rosenthal

Fax:  (312) 463-6318

Email:  mrosenthal@polsinelli.com

(b)

If to Sellers or dck pacific region, to:

c/o dck worldwide, LLC

One PPG Place – 27th Floor

Pittsburgh, PA 15222

Attention:  Stephen D’Angelo

Fax:  412/384-1094

Email:  sfdangelo@dckww.com

with copies (which shall not constitute notice) to:

Leech Tishman

525 William Penn Place, 28th Floor

Pittsburgh, Pennsylvania 15219

Attention:  Pete A. Fuscaldo

Fax:  (412) 227-5551

Email:  PFuscaldo@LeechTishman.com

or to such other address or addresses as the parties hereto may from time to time designate in writing.

Section 13.3

Assignment.

  No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 13.4

Rights of Third Parties.

  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

Section 13.5

Expenses.

  Except as otherwise expressly set forth herein, each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated, including all fees of its legal counsel, financial advisers and accountants.

Section 13.6

Governing Law.

  This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 13.7

Jurisdiction; Waiver of Jury Trial.

(a)

Any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby may be brought in the Court of Chancery of the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or action, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Agreement.

(b)

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, SUCH PARTY HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, LITIGATION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

Section 13.8

Captions; Counterparts.

  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or as a PDF or similar attachment to an electronic communication shall have the same effect as delivery of a manually executed counterpart to this Agreement.

Section 13.9

Schedules and Exhibits.

  The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein.  All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.  No disclosure in the Schedules relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Section 13.10

Entire Agreement.

  This Agreement (together with the Schedules and Exhibits to this Agreement), the Transition Services Agreement, the Leasing Agreement, the Subcontract and that certain Confidentiality and Nondisclosure Agreement, dated September 26, 2014, by and between Equity Seller and Pernix (the “Confidentiality Agreement”), constitute the entire agreement among the parties hereto relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby.  No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between any of the parties hereto except as expressly set forth in this Agreement, the Transition Services Agreement, the Leasing Agreement, the Subcontract and the Confidentiality Agreement.

Section 13.11

Publicity.

  All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the prior mutual approval of Purchaser and Equity Seller, which approval shall not be unreasonably withheld by any party.  Notwithstanding the foregoing, Purchaser and Seller shall be entitled to make such public disclosure as may be required by applicable Law (including the rules of any securities exchange upon which its securities may be listed).

Section 13.12

Specific Performance.

  The parties hereto agree that irreparable damage could occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 13.13

Severability.

  If any provision of this Agreement is held invalid, illegal or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The parties hereto further agree that if any provision contained herein is, to any extent, held invalid, illegal or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid, legal and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid, illegal or unenforceable with a valid, legal and enforceable provision giving effect to the intent of the parties hereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed and delivered as of the date first above written.

PERNIX GUAM, LLC

By: /s/ Nidal Z. Zayed

Name:  Nidal Z. Zayed

Title: President and Chief Executive Officer

PERNIX GROUP, INC.

By: /s/ Nidal Z. Zayed

Name:  Nidal Z. Zayed

Title: President and Chief Executive Officer

[Signature Page to Purchase Agreement]

DCK WORLDWIDE, LLC

By: /s/ Stephen D'Angelo

Name:  Stephen D'Angelo

Title: President and Chief Executive Officer

DCK PACIFIC GUAM, LLC

By: /s/ Stephen D'Angelo

Name:  Stephen D'Angelo

Title: President and Chief Executive Officer

DCK WORLDWIDE HOLDINGS, INC.

By: /s/ Stephen D'Angelo

Name:  Stephen D'Angelo

Title: President and Chief Executive Officer

DCK PACIFIC REGION, LLC

By: /s/ Stephen D'Angelo

Name:  Stephen D'Angelo

Title: President and Chief Executive Officer